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EXPLANATORY NOTE

        This amendment to Schedule 14A is filed solely to correct inaccurate Section 16(a) filing information (previously included in our proxy statement for our annual meeting of stockholders to be held September 9, 2003) in the final paragraph on page 8 under the caption "Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements During the Fiscal Year Ended March 31, 2003?"

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Med Diversified, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

        The Board of Directors of Med Diversified, Inc., a Nevada corporation ("Med"), is furnishing this proxy to you in connection with our annual meeting of stockholders which will be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03063, on September 9, 2003 at 10:00 a.m.

        This document gives you detailed information about the annual meeting, at which time stockholders will be asked to consider and to vote upon the (1) election of our directors, (2) ratification of our independent auditors and (3) other business, if any, that may be properly raised at the meeting.

        This document gives you detailed information about the annual meeting and the proposals you are being asked to consider and vote upon. You should read this document carefully. It is a proxy statement for Med for use at our annual meeting. The Board of Directors of Med strongly encourages you to vote "FOR" all the proposals presented in this proxy statement.

                      Sincerely,

                      Frank P. Magliochetti, Jr.
                       Chairman of the Board and Chief Executive Officer

The date of this proxy statement is August 8, 2003 and it is being mailed or otherwise delivered to stockholders on or about such date.

Med Diversified, Inc.
100 Brickstone Square, Fifth Floor
Andover, Massachusetts 01810

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 9, 2003

To Our Stockholders:

        The annual meeting of stockholders of Med Diversified, Inc., a Nevada corporation ("Med"), will be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03063, on September 9, 2003 at 10:00 a.m.

        At our meeting, we will ask you to vote on the following matters:

        1.     Election of Directors. You will have the opportunity to elect three (3) members of the Board of Directors for a term of one year. The following are our nominees:

              Frank P. Magliochetti, Jr.
              Donald H. Ayers
              Gregory J. Simms

        2.     Appointment of Auditors. You will be asked to ratify the selection of Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2004.

        3.     Other Business. If other business is properly raised at the meeting or if we need to adjourn the meeting, you will be asked to vote on these matters too.

        If you were a stockholder as of the close of business on July 18, 2003, you are entitled to vote at this meeting.

        We cordially invite all stockholders to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed postage-prepaid envelope.

        Whether or not you expect to attend the annual meeting, please complete, sign, date and promptly mail your proxy in the envelope provided. You may revoke your proxy at any time prior to the annual meeting, and, if you attend the annual meeting, you may revoke your proxy and vote your shares in person.

                      By Order of the Board of Directors,

                      Edwin A. Reilly
                       Chief Operating Officer and Secretary

Dated: August 8, 2003

GENERAL INFORMATION	1
Why Did You Send Me This Proxy Statement?	1
What Constitutes a Quorum?	1
What Vote Is Required for Each Proposal?	1
What Are the Recommendations of the Board of Directors?	2
How Many Votes Do I Have?	2
How Many Shares of Stock Are Outstanding?	2
How Do I Vote by Proxy?	2
Can I Change My Vote After I Return My Proxy Card?	2
How Will Med Executive Officers and Directors Vote?	3
What Are the Costs of Solicitation of Proxies?	3
Will There Be Any Other Matters Considered at the Annual Meeting?	3
EXECUTIVE OFFICERS AND DIRECTORS	4
Who Are Our Executive Officers and Directors?	4
What is the Background of Our Executive Officers and Directors?	4
What Are the Responsibilities of Our Board of Directors and Committees?	6
Report of Board of Directors with Respect to the Audit Committee	7
Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements During the Fiscal Year Ended March 31, 2003?	8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	9
What is the Beneficial Ownership of Our Common Stock of Our Greater Than 5% Stockholders, Executive Officers and Directors?	9
EXECUTIVE AND DIRECTOR COMPENSATION	16
How Do We Compensate Our Directors?	16
How Do We Compensate Our Executive Officers?	16
Option Grants	18
Year-End Option Values	19
Employment Arrangements	20
Report of the Compensation Committee	23
Performance Graph	24
Compensation Committee Interlocks and Insider Participation	24
CERTAIN RELATIONSHIPS	25
What Relationships Exist Between Med and Entities with Which Any Director or Officer is Affiliated? What is the Nature of Those Relationships?	25
DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS	27
PROPOSAL 1: ELECTION OF DIRECTORS	27
PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS	28
STOCKHOLDER PROPOSALS	30
VOTING SECURITIES	30
OTHER BUSINESS	30
WHERE YOU CAN FIND MORE INFORMATION	30

Med Diversified, Inc.
100 Brickstone Square, Fifth Floor
Andover, Massachusetts 01810

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 9, 2003

GENERAL INFORMATION

        This proxy statement contains information about Med's annual meeting of stockholders to be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03063 on September 9, 2003 at 10:00 a.m. and at any postponements or adjournments of the meeting.

Why Did You Send Me This Proxy Statement?

        We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at Med's annual meeting of stockholders.

        This proxy statement summarizes information that you need to know in order to cast an informed vote. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

        We will begin sending this proxy statement, notice of annual meeting and the enclosed proxy card on or about August 8, 2003 to all stockholders entitled to vote. The record date for those entitled to vote is July 18, 2003. On July 18, 2003, there were 148,661,526 shares of our common stock outstanding.

        Our Annual Report for the fiscal year ended March 31, 2003 on Form 10-K, as filed with the Securities and Exchange Commission (the "SEC"), accompanies this proxy statement.

What Constitutes a Quorum?

        To establish a quorum at the annual meeting, a majority of the shares of our common stock outstanding on the record date must be present either in person or by proxy. Med will count abstentions and broker non-votes (meaning proxies submitted by brokers as holders of record on behalf of their customers who do not indicate how to vote on a proposal) for purposes of establishing the presence of a quorum at the meeting.

What Vote Is Required for Each Proposal?

  •
  Proposal 1: Election of Directors.  The three (3) nominees for director who receive the most votes cast by holders of our common stock outstanding on July 18, 2003, will be elected. So, if you do not vote for a particular nominee or if you indicate "withhold authority to vote" for a particular nominee on your proxy card, your abstention will have no effect on the elections of directors. If you hold your shares in "street name" and you fail to instruct your broker or nominee as to how to vote your shares, your broker may, in its discretion, vote your shares "FOR" the election of the Board of Directors' nominees.

  •
  Proposal 2: Ratification of Auditors.  Stockholder ratification of the selection of Brown & Brown, LLP as Med's independent auditors is not required. However, we are submitting the selection of Brown & Brown, LLP to you for ratification as a matter of good corporate practice.

    If you hold your shares in "street name" and you fail to instruct your broker or nominee as to how to vote your shares, your broker may, in its discretion, vote your shares "FOR" approval of this proposal. If you are present in person or represented by proxy at the meeting and abstain from voting, it has the same effect as if you voted "AGAINST" this proposal. If our stockholders fail to ratify the selection by a majority vote of the present and voting shares, we will reconsider whether to retain Brown & Brown, LLP. Even if the selection is ratified, we may, in our discretion, direct the appointment of different independent auditors at any time during the year if we determine that such a change would be in the best interests of Med and its stockholders.

What Are the Recommendations of the Board of Directors?

        The Board of Directors of Med has unanimously approved the proposals we are submitting to you:

  •
  election of each of the named nominees for director; and

  •
  appointment of Brown & Brown, LLP as our independent auditors.

        The Board of Directors also recommends a vote "FOR" the three (3) nominees for director, and "FOR" ratification of Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2004.

How Many Votes Do I Have?

        Each share of our common stock that you own entitles you to one (1) vote on each proposal. The proxy card indicates the number of shares of our common stock that you own.

How Many Shares of Stock Are Outstanding?

        As of July 18, 2003, there were 148,661,526 shares of our common stock outstanding.

How Do I Vote by Proxy?

        Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to vote in person at the meeting.

        If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed on each proposal. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

  •
  "FOR" the election of each of the three (3) nominees for director;

  •
  "FOR" ratification of Brown & Brown, LLP as Med's independent auditors; and

  •
  in the discretion of the proxy holder as to any other matter that may properly come before the meeting. At the time this proxy statement went to press, we knew of no other matters that needed to be acted on at the meeting other than those discussed in this proxy statement.

Can I Change My Vote After I Return My Proxy Card?

        Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if:

  •
  you file either a written revocation of your proxy, or a duly executed proxy bearing a later date, with the corporate secretary of Med prior to the meeting; or

  •
  you attend the meeting and vote in person. Your presence at the meeting will not revoke your proxy unless and until you vote in person.

        However, if your shares are held in the name of your broker, bank or other nominee, and you wish to vote in person, you must bring an account statement and a letter of authorization from your nominee so that you can vote your shares.

How Will Med Executive Officers and Directors Vote?

        On the record date of July 18, 2003, our executive officers and directors, including their affiliates, had voting power with respect to an aggregate of 20,969,500 shares of our common stock or approximately 14.1% of the shares of our common stock. We currently expect that such officers and directors will vote all of their shares in favor of each of the nominees for director and ratification of Brown & Brown, LLP as our auditors.

What Are the Costs of Solicitation of Proxies?

        We will bear the cost of solicitation of proxies from our stockholders and the cost of printing and mailing this document. In addition to solicitation by mail, Med directors, officers and employees may solicit proxies from stockholders by telephone, in person or through other means. These persons will not receive additional compensation, but they will be reimbursed for the reasonable out-of-pocket expenses they incur in connection with this solicitation. We also will make arrangements with brokerage firms, fiduciaries and other custodians who hold shares of record to forward solicitation materials to the beneficial owner of these shares. We will reimburse these brokerage firms, fiduciaries and other custodians for their reasonable out-of-pocket expenses in connection with this solicitation. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

Will There Be Any Other Matters Considered at the Annual Meeting?

        We are unaware of any matter to be presented at the annual meeting other than the proposals discussed in this proxy statement. If other matters are properly presented at the annual meeting, then the persons named in the proxy will have authority to vote all properly executed proxies in accordance with their judgment on any such matter, including any proposal to adjourn or postpone the meeting.

EXECUTIVE OFFICERS AND DIRECTORS

Who Are Our Executive Officers and Directors?

        The following table sets forth certain information regarding our executive officers and directors as of June 30, 2003.

Directors and Executive Officers

Name	Age	Position
Frank P. Magliochetti, Jr.	45	Chairman of the Board and Chief Executive Officer
Donald H. Ayers	67	Director
Gregory J. Simms	49	Director
Edwin A. Reilly	57	Chief Operating Officer and Secretary
Alexander H. Bromley	37	Vice President and General Counsel
James A. Shanahan, III	46	Vice President of Finance and Accounting and Corporate Controller
Judith Rooney, R.N., C.H.C.	47	Vice President of Compliance and Regulatory Affairs
James K. Happ	43	Chief Executive Officer, Tender Loving Care Health Care Services, Inc.*

*
Tender Loving Care Health Care Services, Inc. is a wholly owned subsidiary of Med.

What is the Background of Our Executive Officers and Directors?

        FRANK P. MAGLIOCHETTI, JR. has served as our chairman and chief executive officer since October 2001. From August 2001 to July 2002, he served as our president. From August 2001 to October 2001, he served as our co-chief executive officer and vice chairman of the board. Mr. Magliochetti was the chairman, chief executive officer and president of Chartwell Diversified Services, Inc. from September 2000 to August 2001. Mr. Magliochetti's prior positions were president of Home Medical of America, Inc., chief operating officer of Nations Healthcare and president of Chartwell Home Therapies. He has held senior executive management positions in the health care industry for more than 20 years. Mr. Magliochetti holds an A.M.P. from Harvard Graduate School of Business, an executive M.B.A. from Suffolk University and a B.S. in pharmacy from Northeastern University.

        DONALD H. AYERS has served as a member of our Board of Directors since July 2000. Mr. Ayers is currently a director of National Century Financial Enterprises, Inc. ("NCFE"), a significant stockholder of Med, a position in which he has served from January 1991 to November 2002, and April 2003 to present. From January 1991 to January 2001, in addition to serving as director, Mr. Ayers also served as vice chairman of NCFE. He has more than 32 years of experience in the health care industry. In 1990, Mr. Ayers founded Falcon Receivable Systems, Inc., a company that was merged into a subsidiary of NCFE in December 1996. Previously, he served as president of two private health care management companies for 10 years and president of Grant Medical Center & Affiliates in Columbus, Ohio, for 13 years. Mr. Ayers holds an M.B.A. in health care management from George Washington University and a B.S. in education and psychology from Muskingum College in New Concord, Ohio.

        GREGORY J. SIMMS has served as a member of our Board of Directors since September 2002. Since May 2003, Mr. Simms has served as president and chief executive officer of OrthoRehab, Inc., a privately held company that provides specialty products and services to the orthopedic rehabilitation industry. Mr. Simms has more than 20 years of experience in sales and marketing in the technology and medical industries. He has served as vice president of sales and marketing for Vision2Reality, a software company providing business performance management and strategy execution solutions. In this role, he helped create the company's signature software, known as Vision2Change, and he developed the business plan to market and sell this software. From 1999 to 2002, Mr. Simms held consecutive positions as vice president of sales and business development for the Illinois-based software company

Oar, Inc., and as vice president of business development for docHarbor, a Virginia-based ASP start-up company. From 1987 to 1999, Mr. Simms worked as vice president of sales and marketing for Omega Corporation, an Illinois-based information technology company. Mr. Simms holds an M.B.A. from Northern Illinois University and a B.S. from Western Illinois University.

        EDWIN A. REILLY has served as our chief operating officer since March 2003, and as our secretary since October 2001. From August 2001 until March 2003, Mr. Reilly served as executive vice president of administration and human resources. Previously, Mr. Reilly served as executive vice president of administration and human resources for Chartwell Diversified Services, Inc. from September 2000 to August 2001. He was formerly vice president of human resources for Home Medical of America, Inc. from 1999 to 2000. As vice president of human resources for Serono Laboratories, Inc. from 1985 to 1999, Mr. Reilly was responsible for all human resources activities for North and South America. Prior to that role, he served as vice president of human resources for the International Health Care Group of Revlon, Inc. from 1968 to 1985 and was responsible for all human resources activity worldwide. Mr. Reilly holds an M.B.A. in corporate finance from New York University and a B.S. in economics from Fordham University.

        ALEXANDER H. BROMLEY has served as our vice president and general counsel since May 2002. From 1999 to 2002, he worked as an associate with Manatt, Phelps & Phillips, LLP, a law firm based in Los Angeles. From 1996 to 1999, Mr. Bromley worked as an associate in the Los Angeles office of McDermott, Will & Emery. He is a member of the State Bar of California and the Bar of the Commonwealth of Massachusetts. Mr. Bromley graduated from Columbia University School of Law where he served as executive notes editor for the Columbia/VLA Journal of Law and the Arts and as both judge and editor for Foundation Moot Court. Mr. Bromley holds a J.D. from Columbia University School of Law and a B.F.A. from New York University, where he graduated as a University Honors Scholar.

        JAMES A. SHANAHAN, III has served as our vice president of finance and accounting and corporate controller since August 2002. Mr. Shanahan joined Med in August 2001 as a consultant and was promoted to corporate controller in September 2001. From 1995 to 2001, he held various finance positions with Watts Industries, Inc., a multinational manufacturing and distribution enterprise based in North Andover, Massachusetts. From 1992 to 1995, he was a senior manager with Arthur Andersen, LLP, focusing on tax planning for multinational clients. Previously, he held various financial roles at multinational manufacturing and services organizations. Mr. Shanahan holds an M.B.A. from Cornell University, Johnson Graduate School of Management, an M.S. in taxation from Bentley College and a B.A. in history from Oberlin College. He is licensed as a certified public accountant and is a member of the American Institute of Certified Public Accountants, the Tax Executives Institute and the New Hampshire Society of Certified Public Accountants.

        JUDITH ROONEY, R.N., C.H.C. has served as our vice president of compliance and regulatory affairs since August 2001. Previously, Ms. Rooney served as vice president of compliance for Chartwell Diversified Services, Inc. from September 2000 to August 2001. She was formerly the director of compliance and regulatory affairs for Home Medical of America, Inc. ("HMA"), as well as the regional clinical manager for HMA's eastern locations. Ms. Rooney has an extensive background in the area of corporate compliance and regulation, including health care licensure requirements, corporate compliance program generation and implementation, fraud and abuse detection and prevention, and maintenance of billing integrity. Ms. Rooney's professional history includes clinical management and administration specializing in the fields of hospital practice, home infusion nursing, pharmacy, respiratory therapy/durable medical equipment and certified home health. Ms. Rooney held such positions as clinical instructor at Rensselaer Co. Vocational Training, clinical supervisor at Saratoga Hospital, infusion nurse specialist at Visiting Nurse Association in Albany, New York and ICU in-service trainer at Albany Memorial Hospital. She holds an active membership with the Healthcare Compliance Association and currently holds a national Certification in Health Care Compliance.

Ms. Rooney is currently pursuing an M.B.A./M.S.N. from Sage Graduate School. She holds a B.S.N. from Russell Sage College and an A.A.S. in nursing from Maria College.

        JAMES K. HAPP has served as chief executive officer of our subsidiary, Tender Loving Care Health Care Services, Inc., since October 2002. Previously, Mr. Happ served for three years as executive vice president of NCFE, during which time he restructured the servicer department to improve operational performance and accelerated the utilization of technology to increase operational efficiency. Mr. Happ also served as chief financial officer of the Dallas-based Columbia Homecare Group, Inc., a home care company with more than 500 locations nationwide and more than $1 billion in revenue in 1997. In this role, he directed the company through the challenging reimbursement climate, known as the interim payment system, and participated in the divestiture of all of Columbia/HCA's home care operations. Mr. Happ also held senior executive positions with Olsten of Columbus, Inc., a home care and staffing services franchise of the Olsten Corporation, and with Interim Services, Inc., a Florida-based staffing and home care company. Mr. Happ is licensed as a certified public accountant and holds an M.B.A. from Nova University in Fort Lauderdale, Florida and a B.S. in business administration from Miami University in Oxford, Ohio.

What Are the Responsibilities of Our Board of Directors and Committees?

        The Board of Directors oversees our business and affairs. During the fiscal year ended March 31, 2003, the Board of Directors held a total of two (2) regular meetings and twenty-one (21) special meetings. All of the persons who were directors of Med during the fiscal year ended March 31, 2003 attended at least seventy-five percent (75%) of the aggregate of (a) the total number of Board meetings and (b) the total number of meetings held by all committees of the Board on which they served during the fiscal year except for John H. Derby, who served as one of our directors until July 2002. Mr. Derby attended sixty-six percent (66%) of the total Board meetings held during the time he served as a director during the fiscal year ended March 31, 2003.

        The Board of Directors also has two designated committees, a Compensation Committee and an Audit Committee. During the fiscal year ended March 31, 2003, the Board of Directors acted as the Audit Committee. We do not have a Nominating Committee. The procedures for nominating directors, other than by the Board of Directors itself, are set forth in our Bylaws.

  Compensation Committee

        The Compensation Committee's responsibilities are to make determinations with respect to salaries and bonuses payable to executive officers and to administer stock option plans. The sole member of the Compensation Committee is Donald H. Ayers. During the fiscal year ended March 31, 2003, the Compensation Committee held one (1) formal meeting.

  Audit Committee

        The Audit Committee's designated responsibilities are to assist the Board of Directors in fulfilling its oversight responsibilities as it relates to our corporate accounting policies, our system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board of Directors have established, our compliance with applicable laws and regulations, and the quality and integrity of our financial reporting and financial disclosure. During the fiscal year ended March 31, 2003, the Board of Directors acted as the Audit Committee. From April 2002 through June 2002, we had three independent members of our Board of Directors who served as the members of our Audit Committee. As of July 2002, the three independent members of our Board of Directors resigned. From July 2002 through October 2002, the Board of Directors acted as the Audit Committee. On October 8, 2002, Richard J. Boudreau and Gregory J. Simms, the two independent members of our Board of Directors, were appointed as the members of the Audit Committee. On November 20, 2002, Richard J. Boudreau resigned from the Board of Directors. During the fiscal year ended March 31, 2003, the Board of Directors, acting as the Audit Committee, held two (2) formal meetings. The Audit Committee adopted a charter in May 2000, which is attached to this proxy statement as Appendix A.

Report of Board of Directors with Respect to the Audit Committee

        The following Report of the Board of Directors with respect to the Audit Committee does not constitute "soliciting material" and should not be deemed to be "filed" with the Securities and Exchange Commission or incorporated by reference into any other filing of Med under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Med specifically incorporates this report by reference in any of those filings.

        The Audit Committee is designated to oversee our financial reporting process on behalf of the Board of Directors; however, during the fiscal year ended March 31, 2003, the Board of Directors fulfilled the responsibilities of the Audit Committee as designated in our Audit Committee Charter. The Board of Directors initially adopted the Audit Committee Charter in May 2000. The current Audit Committee Charter is attached to this proxy statement as Appendix A. This report reviews the actions taken by the Board of Directors with regard to our financial reporting process during the fiscal year ended March 31, 2003 and particularly with regard to our audited consolidated financial statements as of March 31, 2003. The Board of Directors held two (2) formal meetings for the purpose of fulfilling the designated duties of the Audit Committee. There were no independent members of the Board of Directors and therefore there were no independent members of the acting Audit Committee, as that term is defined by the National Association of Securities Dealers, Inc., during our fiscal year ended March 31, 2003.

        Our management has primary responsibility for our financial statements and reporting process, including the systems of internal controls. Our independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Audit Committee is designated to oversee these processes and recommend annually to the Board of Directors the accountants to serve as our independent auditors for the coming fiscal year.

        The Audit Committee is designated to implement procedures that guide its activities during the course of each fiscal year and which are designed for it to devote the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee's charter. During the fiscal year ended March 31, 2003, the Board of Directors fulfilled those duties.

        In fulfilling these oversight responsibilities, the Board of Directors reviewed and discussed with management the audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003, including a discussion of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. Additionally, the Board of Directors discussed with our independent auditors the overall scope and plan for their audit and the results of their examinations and the overall quality of our financial reporting.

        The Board of Directors also discussed with our independent auditors, Brown & Brown, LLP, their judgments as to our use of current accounting principles and such other matters as required under Statement on Auditing Standards No. 61, Communication with Audit Committees. The Board of Directors received written disclosures on fees and staffing from Brown & Brown, LLP, as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee. In addition, the Board of Directors has discussed with Brown & Brown, LLP their independence.

        In reliance on the reviews and discussions referred to above, the Board of Directors recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2003 for filing with the SEC. The Board of Directors also recommended that we retain Brown & Brown, LLP as our independent auditors for the fiscal year ending March 31, 2004.

                      THE BOARD OF DIRECTORS

                      Frank P. Magliochetti, Jr.
                      Donald H. Ayers
                      Gregory J. Simms

Did Directors and Officers Comply with Their Section 16(a) Beneficial Ownership Reporting Compliance Requirements During the Fiscal Year Ended March 31, 2003?

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than ten percent (10%) of our equity securities, to file reports of ownership and reports of changes in ownership of our common stock with the SEC. The SEC requires officers, directors and greater-than-ten-percent (10%) stockholders to furnish us with copies of all Section 16(a) forms they file.

        To our best knowledge, based solely on a review of the copies of such forms and certifications furnished to us, we believe that all Section 16(a) filing requirements were satisfied during the fiscal year ended March 31, 2003, except for Edwin A. Reilly, our chief operating officer and secretary, who inadvertently did not timely file a Form 4 with the SEC in connection with his acquisition of 300,000 shares of our common stock on September 20, 2002, but did report that acquisition on a Form 4 filed on December 12, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

What is the Beneficial Ownership of Our Common Stock of Our Greater-Than 5% Stockholders, Executive Officers and Directors?

        The following table lists the only stockholders of Med known by us to beneficially own more than 5% of our common stock as of June 15, 2003. "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. For example, you beneficially own more common stock not only if you hold it directly, but also indirectly, if you, through a relationship, contract or understanding, have, or share, the power to vote the stock, to sell the stock or have the right to acquire the stock. The following table also sets forth information, as of June 15, 2003, regarding the shares of our common stock beneficially owned by each of our directors, nominees, executive officers and "named executive officers" for the fiscal year ended March 31, 2003 (as defined on page 16 under "EXECUTIVE AND DIRECTOR COMPENSATION—How Do We Compensate Our Executive Officers?"), as well as all directors and executive officers as a group. Except as noted, we believe each person has sole voting and investment power with respect to the shares shown subject to applicable community property laws.

        Percentage of beneficial ownership is based on 148,661,526 shares of our common stock outstanding as of June 15, 2003.

	Amount and Nature of Beneficial Ownership (1)
Name and Address of Beneficial Owner	Shares Owned	Underlying Options/Warrants	Percent of Class (2)
5% Stockholders
Frank P. Magliochetti, Jr. (3) c/o Med Diversified, Inc. 100 Brickstone Square, Fifth Floor Andover, Massachusetts 01810	10,300,000	4,993,750	9.95%
Blaze Technologies, LP (4) P.O. Box 5888 Carefree, Arizona 85377	11,802,500	1,393,920	8.79%
Rebecca S. Parrett (5) 37801 N. Stirrup Court Carefree, Arizona 85377	12,222,500	—	8.22%
Lance K. Poulsen (6) 18501 Murdock Circle, Suite 302 Port Charlotte, Florida 33948	12,056,500	—	8.11%
Barbara L. Poulsen (7) 18501 Murdock Circle, Suite 302 Port Charlotte, Florida 33948	12,052,500	—	8.11%
Ayers, LLC (8) 8639 Gavinton Court Dublin, Ohio 43017	9,809,500	1,393,920	7.47%
Donald H. Ayers (9) c/o Med Diversified, Inc. 100 Brickstone Square, Fifth Floor Andover, Massachusetts 01810	9,814,500	946,960	7.19%
FLOHAZ Partners, LLC (10) 18501 Murdock Circle Port Charlotte, Florida 33948	10,000,000	—	6.73%

Directors, Director Nominees and Executive Officers (11)
Frank P. Magliochetti, Jr. (3)	10,300,000	4,993,750	9.95%
Donald H. Ayers (9)	9,814,500	946,960	7.19%
Gregory J. Simms	—	—	—
Stephen Savitsky (12)	—	6,000,000	3.88%
Alexander H. Bromley (13)	—	—	—
George Kuselias (14)	600,000	—	*
Edwin A. Reilly (15)	850,000	40,000	*
James A. Shanahan, III (16)	5,000	25,000	*
James K. Happ	—	—	—
Judith Rooney, R.N., C.H.C. (17)	—	25,000	*
All Directors, Director Nominees and Executive Officers as a Group (10 Individuals) (18)	20,969,500	6,030,710	17.59%

*
Less than one percent of the outstanding shares of our common stock.

(1)
The numbers shown include the share of our common stock actually owned as of June 15, 2003 and the underlying options and warrants representing shares that the person has the right or will have the right to acquire within 60 days of June 15, 2003.

(2)
In calculating the percentage of ownership, all shares of our common stock that the identified person will have the right to acquire within 60 days of June 15, 2003 upon the exercise of options and warrants are deemed to be outstanding for the purpose of computing the percentage of shares of our common stock owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of our common stock owned by any other person.

(3)
The information presented herein is as reported in, and based upon, written information provided by Mr. Magliochetti to Med, dated July 23, 2003. The number of shares owned includes (a) 5,000,000 shares that were issued to Mr. Magliochetti upon exercise of options that are subject to a three-year repurchase option granted to Med with respect to any options, or shares issued upon exercise of the options, deemed unvested pursuant to the three-year vesting schedule, as further described on page 20 under "EXECUTIVE AND DIRECTOR COMPENSATION—Employment Arrangements," of which 1,000,000 shares are deemed to be unvested within 60 days of June 15, 2003, and therefore, subject to the repurchase option; (b) 5,000,000 shares that were acquired upon the conversion of shares of Med's preferred stock; and (c) 300,000 shares acquired in an open market transaction, as reported in a Form 4 filed by Mr. Magliochetti with the SEC on June 27, 2002. The number of underlying options/warrants includes 800,000 shares underlying warrants held by Mr. Magliochetti exercisable within 60 days of June 15, 2003; (c) 3,000,000 options to purchase Med's common stock pursuant to a settlement agreement between Med and TegRx Pharmacy Management Company (see footnote 1 on page 18); and (c) 1,193,750 options that were granted to Mr. Magliochetti on August 6, 2002 (see footnote 1 on page 18). The 1,193,750 options have vested, but were not exercised by Mr. Magliochetti. In our 2002 proxy statement, those 1,193,750 options were inadvertently listed as shares owned. The number of underlying options/warrants excludes 1,200,000 shares underlying warrants held by Mr. Magliochetti subject to a vesting schedule because this portion of the warrants have not vested nor are exercisable nor will vest nor will be exercisable within 60 days of June 15, 2003.

(4)
The information presented herein is as reported in, and based upon, a Form 13D filed with the SEC on February 20, 2002 by Cheyenne-Blaze, LLC, an Arizona limited liability company now known as Blaze Technologies, LP ("Blaze"), and Ms. Parrett, the sole trustee of the trust which was the sole member of Cheyenne-Blaze, LLC. Blaze reported beneficial ownership of 11,802,500 shares, of which Blaze has the sole power to vote or direct the voting and to dispose or direct the disposition of those shares. Ms. Parrett also reported that she is a member of Healthcare Capital, LLC ("Healthcare Capital"), a Nevada limited liability company, which owns 368,000 shares of Med's common stock. Ms. Parrett and Blaze disclaimed beneficial ownership of the shares held by Healthcare Capital, reporting that neither has control over the voting or disposition of such shares. Ms. Parrett also reported that she is a director of National Century Financial Services, Inc. ("NCFE"), which owns 4,990,000 shares of Med's common stock. Ms. Parrett and Blaze disclaimed beneficial ownership of the shares of Med's common stock issued to NCFE, reporting that neither has control over the voting or disposition of such shares.

(5)
The information presented herein is as reported in, and based upon, a Form 13D filed with the SEC on February 20, 2002 by Cheyenne-Blaze, LLC, an Arizona limited liability company now known as Blaze Technologies, LP, and Ms. Parrett, the sole trustee of the trust which was the sole member of Cheyenne-Blaze, LLC. Ms. Parrett reported beneficial ownership of 12,222,500 shares, which includes the 11,802,500 shares beneficially owned by Blaze Technologies, LP (see footnote 4 above) and 420,000 shares owned by Ms. Parrett individually. Ms. Parrett has the sole power to vote or direct the voting and to dispose or direct the disposition of the 420,000 shares she owns individually. Ms. Parrett also reported that she is a member of Healthcare Capital, which owns 368,000 shares of Med's common stock. Ms. Parrett disclaimed beneficial ownership of the shares held by Healthcare Capital, reporting that she has no control over the voting or disposition of such shares. Ms. Parrett also reported that she is a director of NCFE, which owns 4,990,000 shares of Med's common stock. Ms. Parrett disclaimed beneficial ownership of the shares of Med's common stock issued to NCFE, reporting that she has no control over the voting or disposition of such shares.

(6)
The information presented herein is as reported in written information provided by Mr. Poulsen to Med on July 25, 2002. Mr. Poulsen reported that as of July 25, 2002, he held individually 1,166,500 shares of our common stock. He also reported that he and his wife, Mrs. Poulsen, held 11,780,000 shares of our common stock in an account as joint trustees. Mr. Poulsen also reported that all shares of our common stock held by South Atlantic Investments, LLC ("South Atlantic") has been transferred into a non-directed blind trust, of which Mr. Poulsen and Mrs. Poulsen are beneficiaries. Additionally, in a Form 13D filed with the SEC on February 5, 2002, Mr. Poulsen reported that he owns a 25% interest in FLOHAZ Partners, LLC ("FLOHAZ"), which is the beneficial owner of 10,000,000 shares of Med's common stock. Mr. Poulsen disclaimed beneficial ownership of the shares held by FLOHAZ, as he has no control over the voting or disposition of such shares. Mr. Poulsen also reported that he a member of Healthcare Capital, which owns 368,000 shares of Med's common stock. Mr. Poulsen disclaimed beneficial ownership of the shares held by Healthcare Capital, as he has no control over the voting or disposition of such shares. Mr. Poulsen also reported that he is a director of NCFE, which owns 4,990,000 shares of Med's common stock. Mr. Poulsen disclaimed beneficial ownership of the shares of Med's common stock issued to NCFE, reporting that he has no control over the voting or disposition of such shares. On a Form 4 filed with the SEC on February 11, 2002, Mr. Poulsen reported that he and Mrs. Poulsen returned 6,969,000 warrants to Med and Med reissued warrants in that amount to Mr. Poulsen.

  Mrs. Poulsen did not receive a new warrant in her name. On a Form 4 filed with the SEC on March 6, 2002, Mr. Poulsen reported that he acquired 250,000 shares of Med's common stock. On a Form 4 filed with the SEC on April 19, 2002, Mr. Poulsen reported that he gifted 6,969,000 warrants to purchase Med's common stock to a charitable organization over which he has no control.

(7)
The information presented herein is as reported in written information provided by Mr. Poulsen to Med on July 25, 2002. Mr. Poulsen reported that Mrs. Poulsen held individually 1,162,500 shares of our common stock. He also reported that he and Mrs. Poulsen, held 11,780,000 shares of our common stock in an account as joint trustees. Mr. Poulsen also reported that all shares of our common stock held by South Atlantic has been transferred into a non-directed blind trust, of which Mr. Poulsen and Mrs. Poulsen are beneficiaries. Additionally, in a Form 13D filed with the SEC on February 5, 2002, Mrs. Poulsen reported that she owns a 25% interest in FLOHAZ. Mrs. Poulsen disclaimed beneficial ownership of the shares held by FLOHAZ, as she has no control over the voting or disposition of such shares. Mrs. Poulsen is also a member of Healthcare Capital. Mrs. Poulsen disclaimed beneficial ownership of the shares held by Healthcare Capital, as she has no control over the voting or disposition of such shares. Mrs. Poulsen also reported that she is a director of NCFE. Mrs. Poulsen disclaimed beneficial ownership of the shares of Med's common stock issued to NCFE, reporting that she has no control over the voting or disposition of such shares. On a Form 4 filed with the SEC on February 11, 2002, Mrs. Poulsen reported that she did not receive a new warrant in her name after Med reissued warrants in Mr. Poulsen's name. On a Form 4 filed with the SEC on March 6, 2002, Mrs. Poulsen reported that she acquired 250,000 shares of Med's common stock.

(8)
Includes 1,393,920 shares underlying warrants granted to Ayers, LLC exercisable within 60 days of June 15, 2003. Excludes 2,090,880 shares underlying warrants granted to Ayers, LLC which are subject to a vesting schedule because this portion of the warrants has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003.

(9)
The information presented herein is as reported in, and based upon, written information provided by Mr. Ayers to Med, dated June 18, 2003. Mr. Ayers reported beneficial ownership of 9,814,500 shares, with sole voting power with respect to 5,000 of those shares, and shared voting power with respect to 9,809,500 shares. Of the 9,809,500 shares, Mr. Ayers disclaimed beneficial ownership of 1,075,000 shares, reporting that such shares are owned in trust, with an individual other than Mr. Ayers as the beneficiary. Mr. Ayers also reported that he has the right to acquire 946,960 shares of stock within 60 days of June 15, 2003.

(10)
The information presented herein is as reported in, and based upon, a Form 13D filed with the SEC on February 19, 2002 by FLOHAZ. FLOHAZ reported that it received 10,000,000 shares of Med's common stock as capital contributions from each of its four members: Lance Poulsen, Barbara Poulsen, Donald H. Ayers and Rebecca Parrett. FLOHAZ reported that it has the sole power to vote or direct the voting and to dispose or direct the disposition of these 10,000,000 shares. FLOHAZ disclaimed beneficial ownership of the shares of Med's common stock issued to Mr. Poulsen, Mrs. Poulsen, Mr. Ayers and Ms. Parrett.

(11)
Each director, nominee, executive officer and named executive officer, except as noted, may be reached through our principal executive offices located at 100 Brickstone Square, Fifth Floor, Andover, Massachusetts 01810.

(12)
Consists of 6,000,000 shares underlying warrants held by Mr. Savitsky exercisable within 60 days of June 15, 2003. Mr. Savitsky's employment with Tender Loving Care Health Care Services, Inc. ("TLCS") terminated on November 6, 2002.

(13)
Excludes 125,000 shares underlying stock options that were granted to Mr. Bromley on October 8, 2002 pursuant to a vesting schedule, because this portion of the stock has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003. With respect to these 125,000 options granted to Mr. Bromley on October 8, 2002, with an expiration date of October 8, 2012, all 125,000 options vest according to the following schedule: 25% on the first anniversary of the grant date; 25% on the second anniversary of the grant date; 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date.

(14)
Mr. Kuselias' employment with Med terminated on August 2, 2002. Includes 300,000 shares acquired by Mr. Kuselias as reported in a Form 4 filed by Mr. Kuselias with the SEC dated June 19, 2002. Includes 300,000 shares acquired by Mr. Kuselias upon his exercise of 300,000 options to purchase our stock on August 19, 2002.

(15)
The information presented herein is as reported in, and based upon, written information provided by Mr. Reilly to Med, dated July 15, 2003. Mr. Reilly reported beneficial ownership of 850,000 shares, with sole voting and investment power with respect to all of those shares. Includes 40,000 shares underlying warrants exercisable within 60 days of June 15, 2003. Excludes 60,000 shares underlying warrants held by Mr. Reilly subject to a vesting schedule because this portion of the warrants has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003. The amount of underlying options excludes 300,000 total shares underlying stock options that were granted to Mr. Reilly pursuant to a vesting schedule, because this portion of the stock has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003. With respect to these 300,000 options, with an expiration date of October 8, 2012, all 300,000 options vest according to the following schedule: 25% on the first anniversary of the grant date; 25% on the second anniversary of the grant date; 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date.

(16)
The information presented herein is as reported in, and based upon, written information provided by Mr. Shanahan to Med, dated June 17, 2003. Mr. Shanahan reported beneficial ownership of 5,000 shares, with shared voting power with respect to all of those shares. Mr. Shanahan also reported that he has the right to acquire 25,000 shares within 60 days of June 15, 2003. The amount of underlying options excludes 275,000 shares underlying stock options that were granted to Mr. Shanahan pursuant to a vesting schedule, because this portion of the stock has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003. With respect to the 50,000 options granted to Mr. Shanahan on August 6, 2001, with an expiration date of August 6, 2011, 12,500 options vested on the first anniversary of the grant date. The remaining 37,500 of these options vest according to the following schedule: 25% on the second anniversary of the grant date (which falls within 60 days of June 15, 2003, so it is included in the underlying options/warrants amount); 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date. With respect to the 250,000 options granted to Mr. Shanahan on October 8, 2002, with an expiration date of October 8, 2012, all 250,000 options vest according to the following schedule: 25% on the first anniversary of the grant date; 25% on the second anniversary of the grant date; 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date.

(17)
The information presented herein is as reported in, and based upon, written information provided by Ms. Rooney to Med, dated June 23, 2003. The amount of underlying options excludes 125,000 shares underlying stock options that were granted to Ms. Rooney pursuant to a vesting schedule, because this portion of the stock has not vested, is not exercisable, nor will this portion vest or be exercisable within 60 days of June 15, 2003. With respect to the 50,000 options granted to Ms. Rooney on August 6, 2001, with an expiration date of August 6, 2011, 12,500 options vested on the first anniversary of the grant date. The remaining 37,500 of these options vest according to the following schedule: 25% on the second anniversary of the grant date (which falls within 60 days of June 15, 2003, so it is included in the underlying options/warrants amount); 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date. With respect to the 100,000 options granted to Ms. Rooney on October 8, 2002, with an expiration date of October 8, 2012, all 100,000 options vest according to the following schedule: 25% on the first anniversary of the grant date; 25% on the second anniversary of the grant date; 25% on the third anniversary of the grant date; and 25% on the fourth anniversary of the grant date.

(18)
Excludes shares beneficially owned by Mr. Savitsky and Mr. Kuselias, who were included in the table, because they are each deemed to be a "named executive officer" for the fiscal year ended March 31, 2003; however, Mr. Savitsky and Mr. Kuselias are no longer executive officers of TLCS or Med, respectively.

EXECUTIVE AND DIRECTOR COMPENSATION

How Do We Compensate Our Directors?

        Directors who are employees of Med do not receive any additional compensation for serving as members of our Board of Directors.

        Non-employee directors are eligible to participate in our 1999 Stock Compensation Plan and our 2000 Nonqualified Stock Option and Stock Bonus Plan. Upon initial acceptance to the Board of Directors, our non-employee directors are granted stock options to purchase 40,000 shares of our common stock. The directors receive an additional 20,000 options each year they are re-elected to the Board of Directors. The options are priced at market based on the grant date and vest over a four-year period. Each director receives a $2,500 retainer per quarter. In addition, each non-employee director receives a $2,000 stipend per meeting and a $1,000 stipend per committee meeting to cover travel expenses.

How Do We Compensate Our Executive Officers?

        The following table sets forth certain information concerning the executive compensation of our chief executive officer and four (4) other most highly compensated executive officers whose cash salary and bonus exceeded $100,000 (the "named executive officers") for the fiscal years ended March 31, 2003, 2002 and 2001.

Annual Compensation
Name and Principal Position				All Other Compensation($)
	Year	Salary($)	Bonus($)
Frank P. Magliochetti, Jr. (1) Chairman & CEO	2003 2002 2001	537,339 386,922 —	325,714 582,329 —	181,723 45,350 —
Stephen Savitsky (2) Former CEO, TLCS	2003 2002 2001	346,154 198,905 —	— 6,000,000 —	— 4,015 —
Alexander H. Bromley (3) Vice President & General Counsel	2003 2002 2001	164,981 — —	10,000 — —	116,560 — —
George Kuselias (4) Former CFO	2003 2002 2001	115,385 192,533 —	45,500 770,067 —	109,507 224,000 —
Edwin A. Reilly (5) COO & Secretary	2003 2002 2001	258,389 135,882 —	— 770,067 —	7,754 224,000 —
James A. Shanahan, III (6) Vice President of Finance & Accounting, Corporate Controller	2003 2002 2001	152,885 — —	40,005 — —	— — —
James K. Happ (7) CEO, TLCS	2003 2002 2001	153,846 — —	— — —	5,259 — —

(1)
The 2002 "All Other Compensation" amount for Mr. Magliochetti includes payments made by Med for an automobile lease and membership fees for a club, pursuant to his employment agreement (see Employment Arrangements page 20). Of the $582,329 listed as Bonus in 2002, $436,747 was paid and $145,582 was not paid by Med due to Med's filing for Chapter 11 protection on November 27, 2002.

(2)
Until October 28, 2002, Mr. Savitsky served as chief executive officer of Tender Loving Care Health Care Services, Inc. ("TLCS"), a wholly owned subsidiary of Med, which Med acquired on November 27, 2001. From October 28, 2002 until his resignation on November 6, 2002, Mr. Savitsky served as executive vice president of TLCS. The amounts listed under 2002 "Salary" and "All Other Compensation" represent compensation paid to Mr. Savitsky as of the date of our acquisition of TLCS through the end of the fiscal year ended March 31, 2002. The 2002 "Bonus" amount represents a $4,770,000 signing bonus and an additional payment of $1,230,000 upon the consummation of our acquisition of TLCS (see also Employment Arrangements page 20).

(3)
The "All Other Compensation" amount for Mr. Bromley consists of an automobile allowance of $10,062, pursuant to his employment agreement, and Med's payment of $106,498 for costs associated with Mr. Bromley's relocation to Massachusetts (see also Employment Arrangements page 21).

(4)
Mr. Kuselias' employment terminated on August 2, 2002. The 2003 "All Other Compensation" amount consists of Med's payments to Mr. Kuselias from April 5, 2002 until August 2, 2002 of $28,738 for an automobile allowance and paid time off, pursuant to Mr. Kuselias' employment agreement, and $80,769 of severance payments made to Mr. Kuselias (see also Employment Arrangements page 21). Of the $770,067 listed as Bonus in 2002, $537,969 was paid and $232,098 was not paid by Med due to Med's filing for Chapter 11 protection on November 27, 2002.

(5)
Mr. Reilly was named chief operating officer of Med on March 7, 2003 and he has served as secretary since October 6, 2001. The 2003 "All Other Compensation" amount for Mr. Reilly consists of an automobile allowance, pursuant to his employment agreement. The 2002 "All Other Compensation" amount for Mr. Reilly includes the value of options granted to him and an automobile allowance (see also Employment Arrangements page 21). Of the $770,067 listed as Bonus in 2002, $537,969 was paid and $232,098 was not paid by Med due to Med's filing for Chapter 11 protection on November 27, 2002.

(6)
Mr. Shanahan was named vice president of finance and accounting and corporate controller of Med in August 2002 (see also Employment Arrangements page 21).

(7)
Mr. Happ became chief executive officer of TLCS in October 2002. The "All Other Compensation" amount for Mr. Happ consists of an automobile allowance, pursuant to his employment agreement (see also Employment Arrangements page 22).

Option Grants

        The following table provides information on stock options granted to our named executive officers during the fiscal year ended March 31, 2003.

Options Granted During Fiscal Year Ended March 31, 2003

Name	Number of Shares Underlying Options Granted (#)		% of Total Options Granted to Employees in the Fiscal Year	Exercise Price Per Share ($/Share)	Grant Date Market Price ($/Share)	Grant Date Present Value ($)		Expiration Date
Frank P. Magliochetti, Jr.	1,193,750	(1)	24.7%	$0.001	$0.04	$47,750	(2)	8/6/12
Stephen Savitsky	—		—	—	—	—		—
Alexander H. Bromley	125,000		2.6	0.13	0.13	16,250	(3)	10/8/12
George Kuselias	—		—	—	—	—		—
Edwin A. Reilly	300,000		6.2	0.13	0.13	39,000	(4)	10/8/12
James A. Shanahan, III	250,000		5.2	0.13	0.13	32,500	(5)	10/8/12
James K. Happ	—		—	—	—	—		—

(1)
The 1,193,750 options were granted to Mr. Magliochetti on August 6, 2002 and were immediately exercisable. However, Mr. Magliochetti had not exercised these options as of June 30, 2003. Excludes 3,000,000 options to acquire shares that we granted to TegRx Pharmacy Management Company ("TegRx"), pursuant to a settlement agreement between Med and TegRx, of which an affiliate of Mr. Magliochetti is a majority owner. The 3,000,000 options were immediately exercisable; however, TegRx had not exercised these options as of June 30, 2003.

(2)
The aggregate fair market value of the options granted to Mr. Magliochetti on July 26, 2002 was $47,750 based on computing the product of the number of shares underlying the option and the closing price per share of our common stock on the grant date. The aggregate fair market value of these options on June 30, 2003 was $23,875 based on the determination of a per-share value of $0.02 calculated by the average of the closing price over the immediately preceding seven trading days.

(3)
The aggregate fair market value of the options granted to Mr. Bromley on October 8, 2002 was $16,250 based on computing the product of the number of shares underlying the option and the closing price per share of our common stock on the grant date. The aggregate fair market value of these options on June 30, 2003 was $2,500 based on the determination of a per-share value of $0.02 calculated by the average of the closing price over the immediately preceding seven trading days.

(4)
The aggregate fair market value of the options granted to Mr. Reilly on October 8, 2002 was $39,000 based on computing the product of the number of shares underlying the option and the closing price per share of our common stock on the grant date. The aggregate fair market value of these options on June 30, 2003 was $6,000 based on the determination of a per-share value of $0.02 calculated by the average of the closing price over the immediately preceding seven trading days.

(5)
The aggregate fair market value of the options granted to Mr. Shanahan on October 8, 2002 was $32,500 based on computing the product of the number of shares underlying the option and the closing price per share of our common stock on the grant date. The aggregate fair market value of these options on June 30, 2003 was $5,000 based on the determination of a per-share value of $0.02 calculated by the average of the closing price over the immediately preceding seven trading days.

        Actual gains, if any, on stock option exercises will depend upon the future market prices of our common stock.

Year-End Option Values

        The following table provides information with respect to the options exercised and held by our named executive officers during the fiscal year ended March 31, 2003.

Aggregated Option Exercises in Last Fiscal Year
and Option Values as of March 31, 2003

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)
					Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(1)
Name	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Frank P. Magliochetti, Jr. (1)	—	—	1,193,750	—	$22,681	—
Stephen Savitsky	—	—	—	—	—	—
Alexander H. Bromley	—	—	—	125,000	—	—
George Kuselias (2)	300,000	$59,700	—	—	—	—
Edwin A. Reilly (3)	300,000	65,700	—	300,000	—	—
James A. Shanahan, III	—	—	12,500	287,500	—	—
James K. Happ	—	—	—	—	—	—

(1)
As further described in footnote 1 on page 18 under "Options Granted During Fiscal Year Ended March 31, 2003," on August 6, 2002, Mr. Magliochetti was granted an option to purchase 1,193,750 shares of our common stock, exercisable at $0.001 per share, subject to an immediate vesting schedule. As of June 30, 2003, Mr. Magliochetti had not exercised these options. The aggregate fair market value of the options granted to Mr. Magliochetti on August 6, 2002 was $47,750 based on a determination of a per-share value of $0.04 calculated as the closing price at the grant date. The value of exercisable options on March 31, 2003 was $22,681 based on computing the difference between the net value of the options at the closing price on March 31, 2003 ($0.02 per share) and the net value of the options on the grant date ($0.001 per share).

(2)
Mr. Kuselias' employment terminated on August 2, 2002. On August 19, 2002, Mr. Kuselias exercised an option to acquire 300,000 shares. The net aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $59,700 based on the determination of a per share value of $0.20 calculated by the average of the closing price over the seven trading days immediately preceding the exercise date.

(3)
On September 3, 2002, Mr. Reilly exercised an option to acquire 300,000 shares. The net aggregate fair market value of the shares issued upon exercise of the options on the exercise date was $65,700 based on the determination of a per share value of $0.22 calculated by the average of the closing price over the seven trading days immediately preceding the exercise date.

Employment Arrangements

        On August 6, 2001, we entered into an employment agreement with Frank P. Magliochetti, Jr., our chairman and chief executive officer. The initial term of the agreement expires in August 2006 and will automatically renew for additional one-year periods unless terminated by Mr. Magliochetti or Med. If Mr. Magliochetti's employment is terminated by Med without cause or by Mr. Magliochetti for "good reason" (as that term is defined therein), Mr. Magliochetti will receive full compensation for 60 months from the date of termination. If Mr. Magliochetti terminates his employment without "good reason," he will receive no further compensation. Under the agreement, Mr. Magliochetti's base salary is $600,000 per year. Mr. Magliochetti will receive an annual bonus based on performance goals agreed upon by the Board of Directors. Beginning August 1, 2002, for every increase of $50,000,000 in Audited Gross Revenues (as defined in his employment agreement) over the previous fiscal year, Mr. Magliochetti will receive a salary increase of $50,000 retroactive to the start of the then-current fiscal year and options to purchase 500,000 shares of our common stock, exercisable at $0.001 per share.

        Additionally, Mr. Magliochetti received a signing bonus of options to purchase up to 5,000,000 shares of our common stock, exercisable at $0.001 per share. The options were issued subject to (a) a three year vesting schedule with any unvested portion of the options vesting immediately upon a change in control or the termination of Mr. Magliochetti by Med for any reason other than cause and (b) a three year repurchase option granted to Med should Mr. Magliochetti exercise any unvested portion of the options, pursuant to the early exercise provision, under which Med may repurchase all or any portion of the shares issued to Mr. Magliochetti upon his exercise of the unvested portion of the options pursuant to the early exercise provision, if Mr. Magliochetti's employment is terminated by Med for cause or by Mr. Magliochetti without "good reason." Mr. Magliochetti will forfeit the unvested portion of the options if he is terminated for cause or he voluntarily terminates his employment relationship with Med for other than "good reason." As reported in our 2002 proxy statement, on November 13, 2001, Mr. Magliochetti exercised the option in accordance with an early exercise provision and purchased 5,000,000 restricted shares of our common stock valued at approximately $6,200,000 based on the market value of our common stock as of the exercise date. Mr. Magliochetti's employment agreement also provides him with the use of a fully insured automobile, club membership dues for one club of his choosing not to exceed an initial fee of $20,000 and an annual fee of $20,000, reimbursement for business development expenses related to recreational or social club memberships not to exceed total initial fees of $15,000 and total annual dues of $5,000, disability and medical insurance, a stipend for educational and professional development of up to $15,000 per year and vacation.

        On October 18, 2001, in connection with our acquisition of Tender Loving Care Health Care Services, Inc. ("TLCS"), pursuant to a cash tender offer and merger upon which TLCS became a wholly owned subsidiary of Med, TLCS entered into new employment agreements (collectively, the "New Employment Agreements") with Stephen Savitsky ("Mr. S. Savitsky"), TLCS' then-chief executive officer, Dale R. Clift ("Mr. Clift"), TLCS' then-president and chief operating officer, and David Savitsky ("Mr. D. Savitsky"), TLCS' then-vice chairman of governmental affairs. None of these former executives is currently serving as an executive of TLCS under the New Employment Agreements. Each of the New Employment Agreements had a term of sixty (60) months, beginning on the effective date of such agreement. The term would be automatically renewed for the 60-month period following each anniversary of the effective date of the New Employment Agreement, unless the executive or TLCS files an election to terminate in which event the agreement shall terminate 60 months after such election.

        The annual base salaries payable under the New Employment Agreements were $600,000 to Mr. S. Savitsky, $550,000 to Mr. Clift and $120,000 to Mr. D. Savitsky. In consideration of each such executive's continued employment with TLCS, TLCS also paid each such executive a signing bonus and an additional payment. The signing bonuses were $4,770,000 to Mr. S. Savitsky, $1,250,000 to Mr. Clift, and $2,551,000 to Mr. D. Savitsky. The executives were to repay a pro rated portion of the signing bonus in the event, within 12 months after the effective date of the New Employment Agreement, the executive terminated his employment with TLCS (other than for good reason, as defined therein) or TLCS terminated the employment for cause (as defined therein). TLCS also paid additional amounts of $1,230,000 to Mr. S. Savitsky, $1,250,000 to Mr. Clift and $449,000 to Mr. D. Savitsky upon consummation of the TLCS acquisition by Med. By letter dated October 18, 2001, Med guaranteed the payment by TLCS of the signing bonuses and additional amounts described above.

        Concurrently with the execution of the New Employment Agreements, Med granted warrants to purchase shares of our common stock to Mr. S. Savitsky, Mr. Clift and Mr. D. Savitsky. Med granted Mr. S. Savitsky warrants to purchase 6,000,000 shares, granted Mr. Clift warrants to purchase 2,400,000 shares, and granted Mr. D. Savitsky warrants to purchase 2,400,000 shares. The exercise price for these warrants was $0.50 per share. The executives had to return to Med a pro rated portion of the warrant shares in the event, within twelve (12) months after the effective date of the New Employment Agreement, the executive terminated his employment with TLCS (other than for good reason, as defined therein) or TLCS terminated his employment for cause (as defined therein). These warrants were granted pursuant to certain warrant agreements dated October 18, 2001 from Med to Mr. S. Savitsky, Mr. Clift and Mr. D. Savitsky, respectively.

        Mr. S. Savitsky, Mr. Clift and Mr. D. Savitsky were not employed by TLCS at March 31, 2003. The disposition of these warrants and other financial matters are subject to a pending lawsuit as previously disclosed in our Annual Report for the fiscal year ended March 31, 2003.

        Effective September 17, 2001, we entered into an employment agreement with George Kuselias, our former chief financial officer, which provided for an annual salary of $300,000, a specified target bonus each year and an automobile allowance. On August 2, 2002, we entered into a Severance Agreement with Mr. Kuselias, pursuant to which he will receive pay and medical benefits for 12 months, a lump sum payment of $45,500, and a Consulting Agreement, which had a monthly retainer of $12,000 and a thirty (30) days' notice cancellation provision. The Consulting Agreement was terminated on November 12, 2002.

        Effective January 7, 2002, we entered into an employment agreement with Edwin A. Reilly, our chief operating officer and secretary, which provides for an annual salary of $250,000, a specified target bonus each year and an automobile allowance. Mr. Reilly's employment agreement provides for compensation in the event of termination of Mr. Reilly by Med, other than for cause, in the amount of thirty-six (36) months' salary and target annual performance bonus and certain medical benefits, for eighteen (18) months or until alternative employment is obtained.

        Effective May 1, 2002, we entered into an employment agreement with Alexander H. Bromley, our vice president and general counsel, which provides for an annual salary of $190,000, a specified target bonus each year, annual payment of educational and professional expenses and an automobile allowance. Under Mr. Bromley's employment agreement, Med paid the costs associated with Mr. Bromley's relocation to Massachusetts. Mr. Bromley's employment agreement provides for compensation in the event of termination of Mr. Bromley by Med, other than for cause, in the amount of 12 months' salary.

        Effective August 5, 2002, we entered into an employment agreement with James A. Shanahan, III, our vice president of finance and accounting and corporate controller, which provides for an annual salary of $165,000, a specified target bonus each year and a one-time bonus related to SEC compliance matters. Mr. Shanahan's employment agreement provides for compensation in the event of termination of Mr. Shanahan by Med, other than for cause, in the amount of six (6) months' salary.

        Effective October 28, 2002, our wholly owned subsidiary, Tender Loving Care Health Care Services, Inc. ("TLCS"), entered into an employment agreement with James K. Happ, TLCS' chief executive officer. Mr. Happ's employment agreement provides for an annual salary of $400,000, a specified target bonus each year, a signing bonus, annual payment for professional and business development expenses and an automobile allowance. Mr. Happ's employment agreement also provided for the payment of expenses associated with Mr. Happ's relocation to New York, though such relocation had not occurred as of June 30, 2003.

Report of the Compensation Committee to Stockholders

        The Compensation Committee reviews and recommends to the Board of Directors the terms of employment agreements and compensation plans for executives, reviews and adopts (subject to ratification by the entire Board of Directors) the terms of our stock option plans for employees of Med, determines eligibility to participate in and grants of awards to employees under our stock option plans and otherwise performs functions related to the administration of Med's stock option plans.

        Set forth below is a report of the Compensation Committee addressing Med's compensation policies for the fiscal year ended March 31, 2003 applicable to our employees, including the named executive officers.

Report of the Compensation Committee

        The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Report of the Compensation Committee by reference.

        Med's executive compensation program for fiscal year 2003 consisted primarily of base salary, incentive/bonus payments and stock options designed to align executive compensation with our long-term strategic goals and stockholder interest and to attract, retain and reward executives. The bankruptcy filing and significant decrease in value of Med's stock may impact Med's ability to attract, retain and reward executives. The Compensation Committee's executive compensation philosophy holds that a significant portion of executive compensation should be tied directly to the performance of Med as a whole. The stock option grants for our executives reflect this philosophy. By linking compensation to Med's business objectives, we believe that a performance-oriented environment is created for its executives and other employees.

        Med's executive compensation program for fiscal year 2003 was also intended to align executive and stockholder interests by providing executives with an equity interest in Med through the granting of stock options, stock bonuses or a combination of both. The Compensation Committee based its review of recommended grants on various factors, including the executive's responsibilities, the executive's past, present and expected contributions to Med.

        In the future, our executive compensation policies will continue to integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under our stock-based incentive plans. The executive compensation policy may have to be reviewed again after a plan of reorganization is confirmed. Measurement of corporate performance will primarily be based on our goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general will be eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

                      THE COMPENSATION COMMITTEE
                      Donald H. Ayers

Performance Graph

        The following graph compares the yearly percentage change in Med's cumulative total stockholder return on our common stock with (i) the cumulative total return of the NASDAQ market index and (ii) the cumulative total return of the Dow Jones Industry Group–Health Care Providers, which consists of 111 health care providers, over the period of July 1, 1999 through March 31, 2003. The graph assumes an initial investment of $100 on July 1, 1999 and reinvestment of dividends. The graph is not necessarily indicative of future price performance.

        The following Performance Graph does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Med filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent we specifically incorporate this Performance Graph by reference.

Compare Cumulative Total Return
Among Med Diversified, Inc.
NASDAQ Market Index and Peer Group Index

  ASSUMES $100 INVESTED ON JULY 1, 1999
  ASSUMES DIVIDEND REINVESTED
  FISCAL YEAR ENDING MARCH 31, 2003

        On June 4, 2002, we announced that on May 22, 2002, our Board of Directors received notice from the AMEX that we no longer met the continued listing requirements of AMEX. We disputed the factual premises upon which AMEX's action was taken and requested a formal hearing to continue listing our common stock on AMEX. Although we were confident in our decision to challenge the merits of the AMEX notification, we continued to further review the benefits of appealing the notification and continuing the listing of our common shares on the AMEX. On June 28, 2002, we announced that we were withdrawing our appeal of the AMEX delisting determination and that AMEX consented to our request to voluntarily delist our common stock on the AMEX, effective at the close of trading on July 15, 2002. We took this action based upon our management's analysis that we were unable to meet the AMEX's continued listing requirements given our accumulated deficit at March 31, 2002.

        Beginning on July 16, 2002, our common stock was quoted for trading over the counter on the OTC bulletin board "pink sheets" under the symbol "MDDV.PK." Currently, our common stock is quoted on the "pink sheets" under the stock symbol "MDDVQ.PK."

Compensation Committee Interlocks and Insider Participation

        None of the members of our Compensation Committee was at any time during the fiscal year ended March 31, 2003, an officer or employee of Med. No interlocking relationship exists between any member of the Board of Directors or Compensation Committee and any member of the Board of Directors or Compensation Committee of any other company, nor has any interlocking relationship existed in the past.

CERTAIN RELATIONSHIPS

What Relationships Exist Between Med and Entities with Which Any Director or Officer is Affiliated? What is the Nature of Those Relationships?

        As has been previously disclosed in our public filings, we had, up until October 2002, been long dependent on National Century Financial Enterprises, Inc. ("NCFE") to provide us financing for current operations under various Sales and Subservicing Agreements. In or around October 2002, NCFE began to suffer financial difficulties after an ongoing audit revealed financial inaccuracies in NCFE's accounting. During the week of October 14, 2002, we submitted receivables for sale to NCFE under the terms of the Sales and Subservicing Agreements, but did not receive funding from NCFE for those sales. NCFE never resumed funding after that point, resulting in a breach of their obligations under the various Sales and Subservicing Agreements. Nevertheless, through the end of October, NCFE continued to assure us that funding would resume and we acted in reliance on those assurances. The resulting cash shortages caused us to fail to meet certain vendor obligations when they became due and caused us eventually to default on certain obligations to Private Investment Bank, Ltd. ("PIBL").

        NCFE continued to fail to meet its funding obligations, having a materially adverse effect on our operations. This forced our subsidiary, Tender Loving Care Health Care Services, Inc. ("TLCS"), to file for bankruptcy protection on November 8, 2002 in the United States Bankruptcy Court for the Eastern District of New York (the "Bankruptcy Court"). During this period, NCFE interpreted the terms of the Sales and Subservicing Agreements to mean that it had a security interest in any accounts receivable of ours, even if we had not submitted such accounts to NCFE for sale. We disagree with this interpretation. We believe that, at most, NCFE had a security interest in future accounts receivable only to the extent that we might have owed NCFE servicing fees. NCFE's continued intransigence regarding this interpretation inhibited our ability to arrange for alternate sources of financing, because few lenders would be willing to finance us if they were unable to take an undisputed first priority security interest in our accounts receivable. NCFE and certain of its affiliates filed for bankruptcy protection on November 18, 2002 in the United States Bankruptcy Court for the Southern District of Ohio, Eastern Division. In NCFE's Chapter 11 proceeding and in other venues prior to the filing of the NCFE bankruptcy, NCFE's counsel sought temporary restraining orders restricting our ability to access cash held by NCFE and cash that we collected on our own account. Because of immediate cash needs and in order to obtain the ability to access necessary cash and move forward with a new financing partner, Med, along with its wholly owned subsidiaries, Chartwell Diversified Services, Inc. ("Chartwell"), Chartwell Community Services, Inc. ("CCS"), Chartwell Care Givers, Inc. ("CCG"), Resource Pharmacy, Inc. ("Resource") and Trestle Corporation ("Trestle") filed for Chapter 11 protection in the Bankruptcy Court on November 27, 2002.

        NCFE is partially owned, directly or indirectly, by four individuals, who, in turn, own, directly or indirectly in the aggregate approximately thirty-two percent (32%) of the outstanding shares of our common stock as of June 15, 2003. Donald H. Ayers ("Mr. Ayers"), a director of NCFE, is currently one of our directors and is a nominee to serve as director for the next fiscal year.

        On October 4, 2002, we borrowed $500 thousand from OrthoRehab, Inc. At that time our chief executive officer was a member of OrthoRehab, Inc.'s Board of Directors. Currently, an affiliate of our chief executive officer is the majority owner of OrthoRehab, Inc. The loan carries an interest rate of LIBOR plus two percent (2%). Principal and interest is due and payable on October 4, 2003. At March 31, 2003, the unpaid balance on the note approximated $453 thousand.

        On March 29, 2002, we organized a new, 99%-owned subsidiary, American Reimbursement, LLC ("American Reimbursement") for the purpose of acquiring and servicing a designated pool of medical accounts receivable. This newly created subsidiary agreed to purchase more than $100 million of receivables from five sellers and issued promissory notes to the sellers that obligate it to pay the sellers under the notes, only if and to the extent that collections, net of servicing and collection expenses, and bad debt reserves, are realized from the purchased receivables. The promissory notes will each mature three years from their respective date of issuance with an effective interest rate of LIBOR. We agreed to guarantee American Reimbursement's purchase obligations to the sellers in exchange for American Reimbursement's agreement to indemnify us against any obligations it may have under $70 million of subordinated debentures issued in 2001 by us to PIBL that were due on June 28, 2002.

        Pursuant to a security agreement, dated March 29, 2002, American Reimbursement granted us a perfected security interest in all of its assets, which consist of the purchased and contributed accounts receivable. The subsidiary's obligations to the sellers of the accounts receivable under the purchase money notes are subordinated and junior in right to its indemnification obligation to us with respect to the debentures. American Reimbursement's indemnification obligation to us expired on June 26, 2002. PIBL is not a party to these above-mentioned agreements.

        On August 6, 2001, we acquired Chartwell Diversified Services, Inc. ("Chartwell"). Mr. Ayers was an indirect shareholder of Chartwell. Under the plan of merger, the Chartwell shareholders received 500 thousand shares of our newly created convertible preferred stock (the "Preferred Stock"). The Chartwell shareholders also received warrants (the "Chartwell Warrants") to purchase up to 20 million shares of our common stock exercisable over five years with a limit of 4 million shares per year at a strike price of $4.00 per share. Each share of Preferred Stock was automatically converted into 100 shares of our common stock, when, on December 27, 2001, our shareholders approved the issuance of the 70 million shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Chartwell Warrants.

        On March 6, 2001, we entered into a Management Services ("Loan Out") Agreement with TegRx. TegRx is majority owned by an affiliate of our chairman and chief executive officer. Under the agreement, TegRx was to have been paid a management fee of the greater of $200 thousand per month or 40% of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") of the PrimeRx and Resource for the previous month. During the fiscal year ended March 31, 2002, we incurred $1.9 million in expense under this agreement. We have since restructured this arrangement with TegRx. Pursuant to an approval of the members of our Board of Directors that did not have ownership interest in TegRx, we were obligated to pay TegRx $50 thousand per month for the next four years. Additionally, we were obligated to issue options to purchase 3 million shares of our common stock to TegRx, with a strike price of ten cents ($0.10) per share. TegRx could have exercised such options subsequent to their grant at any time during the next 10 years.

        TegCo is a wholly owned subsidiary of TegRx. Effective June 28, 2002, TegCo purchased $12.5 million worth of convertible subordinated debentures from PIBL in connection with the refinancing of the $70 million worth of convertible subordinated debentures that had been outstanding to PIBL from us as of that time. The debentures held by TegCo are subordinated to our obligations to PIBL, and the debentures still held by PIBL after the refinancing is due on June 29, 2004.

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD OF DIRECTORS

PROPOSAL 1:

ELECTION OF DIRECTORS

        Our Bylaws provide that the number of directors shall not be less than one (1) nor more than nine (9) until changed by a bylaw amendment approved by our stockholders. The number of directors is currently set at three (3). The Board of Directors recommends the election as directors of the three (3) nominees listed below, to hold office until the next annual meeting of the stockholders and until their successors are elected and qualified or until their earlier death, resignation or removal. Each of the current members of the present Board of Directors has been nominated for re-election. The individuals named as "Proxy" in the enclosed form of proxy statement will vote the shares represented by all valid returned proxies in accordance with the specifications of the stockholders returning such proxies. If at the time of the annual meeting of stockholders any of the nominees named below should be unable to serve, which event is not expected to occur, the discretionary authority provided in the proxy statement will be exercised to vote for such substitute nominee or nominees, if any, as shall be designated by the Board of Directors.

        The following sets forth the name and age of each nominee for director, indicating all positions and offices with Med presently held, and the period during which each person has served as a director:

Name	Age	Position and offices held and term as a director
Frank P. Magliochetti, Jr.	45	Chief Executive Officer and Chairman of the Board (October 2001—present)
Donald H. Ayers	67	Director (July 2000—present)
Gregory J. Simms	49	Director (September 2002—present)

        There is no family relationship between any director or executive officer of Med. For a complete discussion of the background of each of the nominees for director, see page 4 "What is the Background of Our Executive Officers and Directors?" The three (3) nominees who receive the most votes cast by holders of our common stock, outstanding on July 18, 2003, will be elected.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" ALL THREE (3) NOMINEES FOR DIRECTOR

PROPOSAL 2:

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

        Our Board of Directors has approved the appointment of Brown & Brown, LLP ("Brown & Brown") as our independent auditors for the fiscal year ending March 31, 2004. The independent accounting firm Brown & Brown audited the annual financial statements of Med for the fiscal years ended March 31, 2003 and 2002. Representatives of Brown & Brown will be present at the meeting, will be available to respond to your questions and will be able to make such statements as they desire.

Fees

        During the fiscal years ended March 31, 2003 and March 31, 2002, fees for services provided by Brown & Brown, KPMG, LLP ("KPMG") and Arthur Andersen, LLP ("Andersen") were as follows:

	Fiscal Year Ended March 31, 2003	Fiscal Year Ended March 31, 2002
Audit Fees
Brown & Brown, LLP	$458,585	$—
KPMG, LLP	960,500	1,792,500
Arthur Andersen, LLP	—	163,667
Aggregated	$1,419,085	$1,956,167
Audit-Related Fees
Brown & Brown, LLP	$16,982	$—
KPMG, LLP	—	4,500
Arthur Andersen, LLP	—	—
Aggregated	$16,982	$4,500
Tax Fees
Brown & Brown, LLP	$46,520	$—
KPMG, LLP	21,690	203,253
Arthur Andersen, LLP	—	—
Aggregated	$68,210	$203,253

        "Audit fees" consisted of fees billed for services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings.

        "Audit-related fees" consisted primarily of fees billed for due diligence review in connection with acquisitions and divestitures and consultation regarding financial accounting and reporting matters.

        "Tax fees" consisted of fees billed for consulting regarding tax compliance, tax advice and tax planning.

        We were not billed for any other services by Brown & Brown, KPMG or Andersen.

Change in Accountants

        On August 23, 2002, we engaged Brown & Brown as our new independent accountants. The decision to appoint Brown & Brown was approved by our Board of Directors as of August 23, 2002.

        During the fiscal years ended March 31, 2002 and 2001, and the subsequent interim period through the date of this proxy statement, we did not consult Brown & Brown regarding the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on Med's financial statements, or for any of the matters or reportable events set forth in the applicable SEC rules and regulations.

        On July 26, 2002, our Board of Directors received a letter from KPMG pursuant to which KPMG resigned from its position as our independent auditors, effective immediately, and stated that it would not be issuing an auditor's report on the our consolidated financial statements for the fiscal year ended March 31, 2002. KPMG's report on our consolidated financial statements the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's review of our consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        During the fiscal years ended March 31, 2002 and 2001, and the subsequent interim period through July 26, 2002, there were no disagreements between Med and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        For the purposes of this proxy statement, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        On August 2, 2002, we filed a Current Report on Form 8-K with the SEC (the "Initial 8-K") in connection with the resignation of KPMG that described the disagreements between Med and KPMG in connection with the audit for the consolidated financial statements for the fiscal year ended March 31, 2002 and the events that led up to and are related to the disagreements. The full text of the Initial 8-K, including the July 26, 2002 letter from KPMG to our Board of Directors which was filed as an exhibit to the Initial 8-K, is attached hereto as Appendix B. On August 19, 2002, we filed an amended Current Report on Form 8-K/A with the SEC in connection with the resignation of KPMG which includes as an exhibit a letter from KPMG to the SEC dated August 16, 2002 that responded to our statements and disclosures included in the Initial 8-K ("Amendment to the Initial 8-K"). The full text of the Amendment to the Initial 8-K is attached hereto as Appendix C, including the August 16, 2002 letter from KPMG to the SEC filed as an exhibit to the Amendment to the Initial 8-K. We authorized KPMG to respond fully to any inquiries by Brown & Brown.

        If you do not ratify the selection of independent auditors, the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent auditors at any time during the year if it believes that such a change would be in the best interests of Med and our shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE APPOINTMENT OF BROWN & BROWN, LLP AS OUR INDEPENDENT AUDITORS

STOCKHOLDER PROPOSALS

        The 2004 annual meeting of stockholders will be held on or about September 13, 2004. Med must receive proposals of stockholders in a form that complies with applicable law by May 16, 2004 for those proposals to be presented at our 2004 annual meeting of stockholders and be included in the proxy statement and proxy relating to the 2004 annual meeting of stockholders. Proposals should be addressed to our corporate secretary and sent to our corporate offices.

        For any proposal that is not submitted for inclusion in next year's proxy statement, but is instead sought to be presented directly at the 2004 annual meeting of stockholders, SEC rules permit management to vote proxies in its discretion if Med: (1) receives notice of the proposal before the close of business on May 16, 2004, and advise stockholders in the 2004 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) does not receive notice of the proposal prior to close of business on May 16, 2004. Notices of intention to present proposals at the 2004 annual meeting of stockholders should be addressed to our Corporate Secretary and sent to our corporate offices.

VOTING SECURITIES

        Stockholders of record at the close of business on July 18, 2003 will be eligible to vote at the meeting. The voting securities of Med consist of our common stock, of which 148,661,526 shares were outstanding on July 18, 2003. Each share of our common stock outstanding on the record date will be entitled to one (1) vote.

OTHER BUSINESS

        The Board of Directors does not intend to bring any other business before the meeting and, to the knowledge of the Board of Directors, no matters are to be brought before the meeting except as specified in this notice of the meeting. If any other business does properly come before the meeting, however, the proxies will be voted in accordance with the judgment of the persons voting them.

WHERE YOU CAN FIND MORE INFORMATION

        Our common stock is quoted for trading over the counter on the OTC bulletin board "pink sheets" under the symbol "MDDVQ.PK" We file annual, quarterly and current reports with the SEC. You may read and copy such reports, statements and other information that is in the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at (800) SEC-0330 for further information about these SEC public reference rooms. Our public filings are also available from commercial document retrieval services and via the SEC's Internet website, www.sec.gov. You also may view and download our filings with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, free of charge by visiting the investor relations portion of our website, www.meddiv.com.

        The SEC allows us to "incorporate by reference" information into this proxy statement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This document incorporates by reference the Annual Report on Form 10-K for fiscal year ended March 31, 2003 filed with the SEC and mailed in conjunction with this proxy statement. The Annual Report contains important information about Med and its finances.

        You may obtain additional copies of this document or any of the documents accompanying this proxy statement, by requesting them in writing or by telephone from the corporate secretary at the following address:

Corporate Secretary
Med Diversified, Inc.
100 Brickstone Square, Fifth Floor
Andover, Massachusetts 01810
(978) 323-2500

        If you would like to request documents from us, please do so at least five (5) business days before the date of the annual meeting to receive them before the annual meeting.

        You should rely only on the information contained in or accompanied with this document to vote your shares at the annual meeting. We have not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated August 8, 2003. You should not assume that the information contained in this document is accurate as of any date other than the date indicated, and neither the mailing of this document creates any implication to the contrary.

                      By Order of the Board of Directors,

                      Edwin A. Reilly
                       Chief Operating Officer and Secretary

Appendix A

Med Diversified, Inc.
AUDIT COMMITTEE CHARTER
Statement of Policy

        The Audit Committee is appointed on an annual basis by the Board of Directors of Med Diversified, Inc. (the "Company"). The Audit Committee is established and is authorized by the Board of Directors, as set forth in this Audit Committee Charter, to assist the Board in fulfilling their oversight responsibilities as it relates to:

  •
  The Company's corporate accounting policies;

  •
  The Company's system of internal controls regarding finance, accounting, legal, compliance and ethics that management and the Board have established;

  •
  The Company's compliance with applicable laws and regulations; and,

  •
  The quality and integrity of financial reporting and financial disclosure.

        In this capacity, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board, the external auditors, the internal auditors, and the financial management of the Company.

Responsibilities

        In carrying out its responsibilities, the Audit Committee will:

1.
Review and update the Audit Committee Charter annually, or as needed, and report to the Board on having satisfied its responsibilities under this Charter.

2.
Confirm and assure the independence of the internal auditors and the external auditors annually.

3.
Review the reporting relationship with the external auditors in light of the external auditor's accountability to the Board of Directors, and as representative of the Board, the Audit Committee will exercise its authority and responsibility to select, evaluate, and where, appropriate, replace the external auditors. Review and approve the compensation and fees of the external auditors.

4.
Review and discuss with the external auditors regarding their judgments about:

•
The quality of the Company's accounting principles as applied in financial reporting;

•
The clarity of the Company's financial disclosures;

•
The degree of conservatism of the Company's accounting principles and underlying estimates;

•
The nature and extent of any significant changes in accounting principles or the application of an accounting principle(s); and

•
Other significant decisions made by management in preparing the financial disclosures.

5.
Review and concur in the appointment, replacement, reassignment or dismissal of the internal auditors.

6.
Meet with the external auditors, internal auditors and financial management of the Company to review the scope of the proposed financial audit for the current year, the audit procedures to be utilized, and, at the conclusion thereof, review such audit, including any comments or recommendations of the external auditors.

7.
Review with the independent accountants their assessment of the quarterly financial statements.

8.
Review with the external auditor, the internal audits and the Company's financial management, the adequacy and effectiveness of the accounting, financial and management controls of the Company, including information systems and security, as well as any recommendations regarding improvements to internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

9.
Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit scope, plans and budgets for the upcoming year, and the coordination of such plans with the external auditors to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

10.
Consider and review with management and the internal auditors:

•
Significant findings during the year and management's responses;

•
Any difficulties encountered in the course of their audits, including restrictions on scope of work or access to required information; and

•
Changes required in the planned scope of the audit plan.

11.
Review legal and regulatory matters that may have a material impact on the financial statements, related policy compliance, and programs and reports received from regulatory examiners.

12.
Receive prior to each meeting, a summary of findings from completed internal auditors and a progress report on the proposed internal audit plan, with explanations of any significant deviations from the original plan.

13.
Review the financial statements of the Company annually with management and the independent auditors to determine that the external auditors are satisfied with the disclosure and content of the financial statements presented. Any changes in accounting principles should be reviewed.

14.
Inquire of management, internal auditors and the external auditors about significant risks or exposures and assess the steps management has taken to minimize such risk to the Company.

15.
Conduct or authorize special studies or investigations into any matters within the Audit Committee's scope of responsibilities such as considerations related to fraud, compliance with laws and regulations and ethical conduct.

16.
Review policies and procedures with respect to corporate officers' expense accounts and perquisites, including use of corporate assets, and consider results of any reviews conducted by internal auditors or external auditors.

17.
Record actions of the Audit Committee and approve such minutes of the Audit Committee meetings.

18.
Review with appropriate Company personnel the actions taken to ensure compliance with the Company's policies.

19.
Review the report of the Audit Committee required to be included in the proxy statement.

Organization and Structure

        The Audit Committee is organized as a standing committee of the Company's Board of Directors.

Membership

        The size of the membership of the Audit Committee is based on the size of the Board of Directors and the size and complexity of the Company. The Committee shall be composed of independent members. The members of the Committee shall be considered independent if they have no relationship to the Company that may interfere with the exercise of their independence from management of the Company. A member of the Committee who receives compensation from the Company solely for his/her service on the Board or who receives benefits under a tax qualified retirement plan shall be considered independent.

        All Committee members shall be financially literate, with at least one member having had past employment experience in finance or accounting, a professional certification in accounting or any other comparable experience or background. This experience should include a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

Frequency of Meetings

        The Audit Committee normally meets at least quarterly to fulfill its oversight and financial reporting responsibilities, or more frequently as circumstances dictate. As part of its role to foster open communications, the Audit Committee may meet periodically with management, the Company's financial statement auditors and the internal auditors to discuss any matters that the Committee or any of these groups believe are of a confidential nature.

Appendix B

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 26, 2002

MED DIVERSIFIED, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. employer identification number)

COMMISSION FILE NUMBER: 1-15587

200 BRICKSTONE SQUARE
SUITE 403
ANDOVER, MA 01810
(Address of principal executive offices and zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 323-2500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant.

        Not Applicable

Item 2. Acquisition Or Disposition of Assets.

        Not Applicable

Item 3. Bankruptcy Or Receivership.

        Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

        On July 26, 2002, the Board of Directors of Med Diversified, Inc. (the "Company") received a letter from KPMG LLP ("KPMG") pursuant to which KPMG resigned from its position as the independent auditors of the Company, effective immediately, and stated that it would not be issuing an auditor's report on the Company's consolidated financial statements for the fiscal year ended March 31, 2002.

        KPMG's report on the consolidated financial statements of the Company for the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's review of the consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        The consolidated financial statements of the Company for the fiscal years ended March 31, 1999 and March 31, 2000 were audited by Arthur Andersen LLP ("Andersen"). Andersen reviewed the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2001, in connection with the relocation of the Company's finance department, on March 8, 2001, the Company dismissed Andersen as its independent accountant and selected KPMG to act as its independent accountant. The decision to change independent accountants from Andersen to KPMG was recommended by the Audit Committee and approved by the Board of Directors of the Company.

        Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended March 31, 2000 and March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's review of the consolidated financial statements for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 did not result in any comment or discussion indicating that Andersen's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        In connection with the audit of the fiscal year ended March 31, 2000 and the subsequent interim period through March 8, 2001, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        For the purposes of this Current Report on Form 8-K, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        In connection with the audit of the fiscal year ended March 31, 2002 and the subsequent interim period through July 26, 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        The Company and KPMG have disagreed regarding the scope of an inquiry requested by the Board of Directors and KPMG regarding certain alleged activities that KPMG believes are likely illegal acts. The Company disagrees with KPMG's conclusion. Because of this disagreement, KPMG believes that (i) the alleged illegal acts could materially impact the consolidated financial statements to be issued and (ii) it is no longer able to rely on management's representations and is unwilling to be associated with the consolidated financial statements prepared by management. Prior to July 26, 2002 and the submission of the resignation letter, KPMG did not give the Board of Directors an opportunity to discuss the subject matter of the disagreement with KPMG. The Company has authorized KPMG to respond fully to the inquiries of a successor accounting firm concerning the subject matter of the disagreement.

        KPMG has not provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the alleged illegal acts. KPMG has not disclosed to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the alleged illegal acts. Although KPMG has been offered and given unlimited access to the Board of Directors of the Company and the special counsel that conducted the investigation of the relevant facts surrounding the alleged illegal acts (the "Independent Investigator"), KPMG has not met with either the Board or the Independent Investigator to discuss KPMG's concerns or to discuss the basis for its decisions before delivering its resignation letter on July 26, 2002.

        The report prepared by the Independent Investigator concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

Item 5. Other Events.

        The Company and George Kuselias, the Chief Financial Officer of the Company, decided as of August 1, 2002 that Mr. Kuselias will pursue employment outside the Company. Mr. Kuselias' last day of employment was August 1, 2002.

Item 6. Resignations of Registrant's Directors.

        Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Not Applicable

          (B)  PRO FORMA FINANCIAL INFORMATION.

      Not Applicable

          (C)  EXHIBITS.

Exhibit Number	Description	Location
99.1	Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002.	Filed herewith electronically
99.2	Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002.	Filed herewith electronically
99.3	Letter to KPMG from Gadsby Hannah, dated July 30, 2002.	Filed herewith electronically

Item 8. Change in Fiscal Year.

        Not Applicable

Item 9. Regulation Fd Disclosure.

        Not Applicable

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC. (Registrant)
Date: August 2, 2002	By:	/s/ FRANK P. MAGLIOCHETTI, JR. Frank P. Magliochetti, Jr. Chief Executive Officer

Exhibit 99.1

99 High Street Boston, MA 02110-2371	Telephone 617 988 1000 Fax 617 988 0800

By Hand and Telecopier

July 26, 2002

Mr. Frank Magliochetti
Chairman of the Board of Directors
Med Diversified, Inc.
200 Brickstone Square
Suite 403
Andover, MA 01810

Mr. Don Ayers
Member, Board of Directors

Mr. John Andrews
Member, Board of Directors

Dear Messrs. Magliochetti, Ayers and Andrews:

        This letter is to formally communicate the following statements and actions:

        Pursuant to Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), KPMG LLP ("KPMG") has determined that the board of directors ("Board of Directors") of Med Diversified, Inc. ("Company") has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's consolidated financial statements for the year ended March 31, 2002 (the "Illegal Acts"). As you know, these Illegal Acts have also been the subject of a special investigation ("Special Investigation") conducted by the Board of Directors, which was requested by KPMG, and which resulted in a report dated July 22, 2002 ("Report").

        We do not consider the Special Investigation to have had an adequate scope or depth. Based, however, on certain of the facts set forth in the Report, as well as other information that has come to our attention, we hereby advise you that we have concluded that we can no longer rely on management's representations, and KPMG is unwilling to be associated with the consolidated financial statements prepared by management.

        Accordingly, effective immediately, KPMG resigns as the Company's independent auditors, and will not be issuing an auditors report on the Company's consolidated financial statements for the year ended March 31, 2002.

        Because of the timing of KPMG's resignation, KPMG has not concluded on the various items set forth in Section 10A(b)(2), but KPMG has concluded that the Illegal Acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions, had KPMG not resigned for the reasons set forth herein, might reasonably have been expected to warrant departure from our standard audit report, and/or may have warranted KPMG's resignation as the Company's independent auditors.

        We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to these matters, including but not limited to the disclosure requirements set forth in section 10A.

Very truly yours,

Cc:
The Chief Accountant
Securities and Exchange Commission (By telecopier and mail)

Exhibit 99.2

[MED DIVERSIFIED LETTERHEAD]

July 29, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549
Office of the Chief Accountant
Attn: Robert K. Herdman

  Re:
  Resignation of KPMG LLP as Independent Auditors

Ladies and Gentlemen:

        This letter constitutes notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") that, on Friday, July 26, 2002, Med Diversified, Inc., a Nevada corporation (the "Company") received a letter (the "KPMG Letter") from the Company's independent auditors, KPMG LLP ("KPMG"), pursuant to which KPMG resigned from its position as the independent auditors of the Company. A copy of the KPMG Letter is attached as Exhibit A to this letter. Separately, I understand that Abbe Lowell of Manatt, Phelps & Phillips, LLP has left a message for you regarding these matters and is notifying you to expect this letter.

        Although the KPMG Letter speaks for itself in many ways, the Company would like to draw to your attention certain facts that are not clearly set forth in the KPMG Letter. The KPMG Letter makes reference to certain alleged "likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's financial statements for the year ended March 31, 2002" (such acts, the "Investigated Acts"). KPMG cites such Investigated Acts as being "likely illegal acts" that are the presumed cause for KPMG's resignation from its position as independent auditors for the Company. The Company strongly disputes this characterization and believes that KPMG is not justified in utilizing the Investigated Acts as the grounds for its resignation.

        First, KPMG has not provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. KPMG has not disclosed to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the Investigated Acts. Although KPMG has been offered and given unlimited access to the board of directors of the Company (the "Board") and the special counsel that conducted the investigation of the relevant facts (the "Independent Investigator"), KPMG has not met with either the Board or the Independent Investigator to discuss KPMG's concerns or to discuss the basis for its decisions before delivering the KPMG Letter and resigning.

        Accordingly, it does not appear that KPMG has properly complied with the requirements of Rule 10A of the Exchange Act. Nor does it appear that KPMG has, therefore, triggered the Company's obligations under Rule 10A to notify the Commission. Nonetheless, the Company is responding to the KPMG Letter and notifying the Commission in the interests of full disclosure and because the Company is troubled by the accusations leveled by KPMG. The Company, however, reserves its rights to address the conduct of KPMG in connection with the KPMG Letter at a later date.

        The course of events that seem to have led to the KPMG Letter is as follows. On July 18, 2002, the Board engaged the law firm of Gadsby Hannah LLP as the Independent Investigator in order to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the

United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other parties.(1)

(1)
On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.

        Upon the advice of legal counsel, and with the approval of KPMG, the Board authorized the Independent Investigator to examine the underlying facts surrounding allegations made by PIBL in the PIBL Complaint in order to determine whether any wrongdoing was committed by any representatives of the Company. KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG raised concerns about allegations made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the Board decided that KPMG would have the right to approve the Independent Investigator from among several names submitted by the Company. KPMG approved Gadsby Hannah as the Independent Investigator.

        In addition, although KPMG asserts its dissatisfaction with the scope of the inquiry by the Independent Investigator, KPMG fails to disclose that the scope of the investigation was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner for the Company. Thus, KPMG was also allowed significant input into the scope and methodology of the investigation.

        The Independent Investigator delivered a written report of its findings (the "Independent Investigator's Report") to the Board on July 22, 2002. In summary, the Independent Investigator's Report concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

        Representatives of the Company delivered a copy of the Independent Investigator's Report to KPMG on July 23, 2002 and arranged to meet with KPMG to review the methodology of the report, the basis for the analysis and conclusions, and discuss the analysis and conclusions. KPMG was given the opportunity to ask questions and raise issues, both at a meeting and that any time thereafter. Management of the Company, the Board and the Independent Investigator all made it clear that they were available at the convenience of KPMG.

        Rather than taking advantage of any such opportunities to discuss matters, KPMG sent the KPMG Letter to the Company on Friday July 26, 2002 without further explanation to, or discussion with, the Company. Even though the KPMG Letter suggests that KPMG has information that is not contained in the Independent Investigator's Report, KPMG, to this date, has failed to bring any such information to the attention of the Board or any representatives of the Company. Moreover, KPMG has not even disclosed the source or the type of information that they claim to have in a way that would permit the Board, the Independent Investigator or other representatives of the Company to conduct its own inquiry or even evaluate the importance of such "other information."

        Following the receipt of the KPMG Letter, the Company has reviewed, on its own and with counsel, whether the Company took the proper steps to investigate the allegations made in the PIBL Complaint. In the view of the Board and management of the Company, the Company has taken necessary and appropriate action in this situation. At substantial expense, the Company has retained an experienced firm to conduct a thorough review of the facts. The Independent Investigator has requested access to and reviewed a variety of documents, conducted interviews with Company personnel, who were required to cooperate by resolutions adopted by the Board, and taken all steps that the Independent Investigator deemed necessary, without any limitation imposed by the Company.

        The Independent Investigator has reached conclusions that the Board has no reason to question, and, indeed, seem to be well supported. The Independent Investigator's Report addresses all matters that were raised by KPMG. Accordingly, the Board firmly believes that it has taken timely and appropriate remedial actions, as contemplated by Rule 10A. More importantly, KPMG has neither raised any specific issues or facts that have not been investigated nor identified any other remedial actions that KPMG suggests to be appropriate, necessary or desirable. Indeed, KPMG has not identified any deficiencies in need of a remedy.

        The Company recognizes that these are trying times for accounting firms in general. Nonetheless, the general business environment does not, in the Company's view, justify KPMG's actions or insinuations in dealing with the Company. In short, it is the Company's view that an analysis of the responses and actions of the Company and its personnel are entirely consistent with the Company's obligations under governing laws and regulations.

        The Company is willing and ready to fully cooperate with the Commission in the event that further information is sought with regard to this matter. Please feel free to contact the undersigned if you have any questions or need additional information.

                      Sincerely,

                      /s/ Alexander H. Bromley

                      Alexander H. Bromley, Esq.
                      General Counsel

cc:
Frank P. Magliochetti (By hand)
Edwin A. Reilly (By hand)
George Kuselias (By hand)
KPMG LLC (By fax)

Exhibit A

KPMG LETTER

See attached document.

99 High Street Boston, MA 02110-2371	Telephone 617 988 1000 Fax 617 988 0800

By Hand and Telecopier

July 26, 2002

Mr. Frank Magliochetti
Chairman of the Board of Directors
Med Diversified, Inc.
200 Brickstone Square
Suite 403
Andover, MA 01810

Mr. Don Ayers
Member, Board of Directors

Mr. John Andrews
Member, Board of Directors

Dear Messrs. Magliochetti, Ayers and Andrews:

        This letter is to formally communicate the following statements and actions:

        Pursuant to Section 10A of the Securities Exchange Act of 1934 ("Section 10A"), KPMG LLP ("KPMG") has determined that the board of directors ("Board of Directors") of Med Diversified Inc. ("Company") has been adequately informed with respect to likely illegal acts that have come to the attention of KPMG during the course of its audit of the Company's consolidated financial statements for the year ended March 31, 2002 (the "Illegal Acts"). As you know, these Illegal Acts have also been the subject of a special investigation ("Special Investigation") conducted by the Board of Directors, which was requested by KPMG, and which resulted in a report dated July 22, 2002 ("Report").

        We do not consider the Special Investigation to have had an adequate scope or depth. Based, however, on certain of the facts set forth in the Report, as well as other information that has come to our attention, we hereby advise you that we have concluded that we can no longer rely on management's representations, and KPMG is unwilling to be associated with the consolidated financial statements prepared by management.

        Accordingly, effective immediately, KPMG resigns as the Company's independent auditors, and will not be issuing an auditor's report on the Company's consolidated financial statements for the year ended March 31, 2002.

        Because of the timing of KPMG's resignation, KPMG has not concluded on the various items set forth in Section 10A(b)(2), but KPMG has not concluded that the Illegal Acts may have had a material effect on the consolidated financial statements of the Company; that the Company to date has not taken timely and appropriate remedial actions with respect to the Illegal Acts; and that the Company's failure to take such timely and appropriate remedial actions, had KPMG not resigned for the reasons set forth herein, might reasonably have been expected to warrant departure from our standard audit report, and/or may have warranted KPMG's resignation as the Company's independent auditors.

        We strongly recommend that the Company promptly consult with its legal counsel regarding any disclosure obligations it may have under the federal securities laws, or otherwise, with respect to these matters, including but not limited to the disclosure requirements set forth in Section 10A.

Very truly yours,

sc:
The Chief Accountant
Securities and Exchange Commission (By telecopier and mail)

Exhibit 99.3

[GADSBY HANNAH LETTERHEAD]

July 30, 2002

KPMG
99 High Street
Boston, MA 02110-2371
Attn: Richard Reilly

  Re:
  RESIGNATION OF KPMG LLP AS INDEPENDENT AUDITORS

Dear Sirs:

        This letter constitutes a response to the letter sent on July 26, 2002, to Med Diversified, Inc. resigning as its auditor and purporting to give notice to the Securities and Exchange Commission (the "Commission") pursuant to Section 10A(b)(3) of the Securities Exchange Act of 1934 (the "Exchange Act").

        With respect to the resignation, we recognize that such decision is entirely within the discretion of KPMG. Nonetheless, we are disappointed that KPMG took this step so abruptly and without any interaction with the Company's Board of Directors. Indeed, the Board believed that was appropriate not only because of the relationship between KPMG and the Company, but also because KPMG had agreed it would review the Special Report and then, if there were further concerns, bring them to the attention of the Board. Instead, at a critical time for the Company, when its SEC filings are due, KPMG has put the Company in the position of starting over with another auditor. This is particularly troubling because the issues raised by the allegations of Illegal Acts have been known to KPMG for some time.

        More troubling is KPMG's assertion that the Board has not met its obligations under Section 10(A) of the Exchange Act. As you know, when the issue was first brought to the attention of the Board by KPMG as a Section 10(A) matter, the Board responded immediately. On July 18, 2002, the board of directors of the Company engaged the law firm of Gadsby Hannah LLP (the "Independent Investigator") to conduct an independent investigation in response to certain accusations that were made by Private Investment Bank Limited, Nassau, Bahamas ("PIBL") in a civil complaint, Case No. 02-04802 in the United States District Court for the Central District of California (the "PIBL Complaint"), that was filed by PIBL, on or about June 18, 2002, against the Company and certain other parties.(1) KPMG was allowed significant input into the selection process for the Independent Investigator since KPMG had raised concerns about certain of the allegations that were made in the PIBL Complaint. Although the Board of Directors of the Company also wanted clarification as to precisely what had occurred in the course of dealings with PIBL, the board decided that KPMG would have the right to choose the Independent Investigator from among several names submitted by the Company. Accordingly, at that point, KPMG expressed no reservations or concerns about the adequacy of the Board's response.

(1)
On or about June 14, 2002, the Company had previously filed a civil complaint, Case No. BC275773 in the Superior Court for the County of Los Angeles, against PIBL and certain other entities in connection with disputes concerning $70,000,000 of debentures that had been issued by the Company to PIBL, acting on behalf of certain clients of PIBL, on December 28, 2001.

        At the start of the investigation, KPMG was allowed to review and approve of the scope of the investigation. Indeed, such scope was specifically discussed with, and approved by, two KPMG partners, one of whom was the supervising audit partner. Thus, at the point that the Board formally gave the

Independent Investigator its instructions, KPMG expressed no concerns about the scope or nature of the proposed investigation.

        Once the Report was complete, the Board gave KPMG full access to the Report. Further, the Independent Investigator team met with KPMG to review the methodology, analysis, and findings of the Report and to answer all questions it had. At the conclusion of that meeting, KPMG was invited to address further questions or issues either with the Independent Investigator or with the Board. KPMG indicated it would consider the information provided and get back either to the Independent Investigator or to the Board. At no point during that meeting or thereafter until the Letter did KPMG indicate it had additional information that should be considered either by the Independent Investigator or to the Board. Instead, KPMG issued the Letter without any further communication to or discussion with the Independent Investigator or to the Board.

        Indeed, on July 29, 2002, the Board made another attempt to seek such information from KPMG. KPMG declined to disclose this "other information." As of this date, KPMG has not yet provided the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the Investigated Acts. Nor has it disclosed any basis or reasoning for its view of the nature or quality of the Special Investigation.

        Under these circumstances, it is apparent that KPMG has acted inappropriately. The entire purpose of Section 10(a) is to give a public company a chance to respond to the discovery of possibly illegal acts. For KPMG to deprive the Company of precisely the type of information it needs to determine the scope and nature of its response makes a mockery of both the letter and intention of the law. This is particularly striking when the initial response - the hiring of a qualified investigator - was deemed adequate and appropriate by KPMG and it concurred in the choice of investigator and the scope of the investigation. For KPMG to fail to come to the Board with any new concerns before going to the SEC deprives the Company of the opportunity to act the law intends and burdens the SEC.

        This problem is made more acute by the substance of the assertions made by KPMG. KPMG first asserts its dissatisfaction with the scope of the inquiry. As noted above, however, KPMG raised no such concerns either when the scope was first defined nor when the report was issued and discussed. Thus, both the board and the SEC are left in the dark as to what, if anything, KPMG believes should have been included but was not. Similarly, although it asserts that is has information not contained in the Report, KPMG has failed and continues to fail to bring that information to the attention of the Board of Directors, nor does has it disclosed the source or type of that information in a way that would let the board or its counsel conduct its own inquiry or even evaluate the importance of such "other information." One might well ask how the Board can be expected to take further steps based on information it does not have and KPMG will not disclose.

        Accordingly, it does not appear that KPMG has properly compiled with the requirements of Rule 10A of the Exchange Act. Such actions are inconsistent both with KPMG's obligation under the law, its contractual obligations and its obligations of due care. The result of this cavalier attitude towards such obligations has been significant damage to the company.

        Since KPMG's letter, the Company has reviewed on its own and with counsel whether it has taken the proper steps to respond to the allegations made in the PIBL Complaint. In its view, the Company has done so. At substantial expense it has retained an experienced firm to conduct an internal review. That firm has reviewed all documents it has requested, interviewed all Company persons it has requested who were required to cooperate by Board Resolution, and taken all steps it deemed necessary without any limitation by the Company. That firm has reached conclusions that the Board has no reason to question and, indeed, seem to be well supported. The Report addresses all matters raised by KPMG. Accordingly, the Board has taken all timely and appropriate Remedial Acts and contemplated by the statute, nor has KPMG identified any other Remedial Acts it would even suggest as appropriate, necessary, or even desirable.

        We recognize these are trying times for accounting firms in general, and even KPMG in particular. Nonetheless, they do not, in our view, justify KPMG's actions or insinuations. In short, it is the Company's view that any analysis of its responses and actions will meet the highest standards of probity and correctness, and are entirely consistent with its obligations both under all laws and regulations as well as its moral obligations as a public company.

        Your counsel has informed us that there are no facts or actions which could possibly cause KPMG to reconsider either its resignation or its allegations to the SEC. In our view, such intransigence is unfortunate. Nonetheless, we would ask you at least to reconsider your refusal to provide the information that is the basis of the Letter; surely the Company is entitled to information you gathered at the Company's expense which might be material to the Company's future actions.

                      Sincerely,

                      /s/ Evan Slavitt

                      Evan Slavitt

Appendix C

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JULY 26, 2002

MED DIVERSIFIED, INC.
(Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation or organization)	84-1037630 (I.R.S. employer identification number)

COMMISSION FILE NUMBER: 1-15587

200 BRICKSTONE SQUARE
SUITE 403
ANDOVER, MA 01810
(Address of principal executive offices and zip code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (978) 323-2500

NOT APPLICABLE
(Former name or former address, if changed since last report)

Item 4. Changes in Registrant's Certifying Accountant.

        On July 26, 2002, the Board of Directors of Med Diversified, Inc. (the "Company") received a letter from KPMG LLP ("KPMG") pursuant to which KPMG resigned from its position as the independent auditors of the Company, effective immediately, and stated that it would not be issuing an auditor's report on the Company's consolidated financial statements for the fiscal year ended March 31, 2002. A copy of this letter is attached as Exhibit 99.1 and incorporated by reference to the original Current Report on Form 8-K filed August 2, 2002 (the "August 2nd Form 8-K").

        KPMG's report on the consolidated financial statements of the Company for the fiscal year ended March 31, 2001 contained a going concern qualification, but did not otherwise contain a disclaimer of opinion nor was it otherwise qualified or modified as to uncertainty, audit scope or accounting principles. KPMG's review of the consolidated financial statements for the fiscal quarters ended June 30, 2001, September 30, 2001 and December 31, 2001 did not result in any comment or discussion indicating that KPMG's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        The consolidated financial statements of the Company for the fiscal years ended March 31, 1999 and March 31, 2000 were audited by Arthur Andersen LLP ("Andersen"). Andersen reviewed the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000. As previously reported in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 12, 2001, in connection with the relocation of the Company's finance department, on March 8, 2001, the Company dismissed Andersen as its independent accountant and selected KPMG to act as its independent accountant. The decision to change independent accountants from Andersen to KPMG was recommended by the Audit Committee and approved by the Board of Directors of the Company.

        Andersen's reports on the consolidated financial statements of the Company for the fiscal years ended March 31, 2000 and March 31, 1999 did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope or accounting principles. Andersen's review of the consolidated financial statements for the fiscal quarters ended June 30, 2000, September 30, 2000 and December 31, 2000 did not result in any comment or discussion indicating that Andersen's review resulted in any concern that the statements were not prepared in accordance with generally accepted accounting principles.

        In connection with the audit of the fiscal year ended March 31, 2000 and the subsequent interim period through March 8, 2001, there were no disagreements between the Company and Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures.

        For the purposes of this Current Report on Form 8-K, the term "disagreements" is interpreted and used broadly, to include any difference of opinion concerning any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of the independent accountant, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

        In connection with the audit of the fiscal year ended March 31, 2002 and the subsequent interim period through July 26, 2002, there were no disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, except in connection with the audit of the consolidated financial statements for the fiscal year ended March 31, 2002.

        The Company and KPMG have disagreed regarding the scope of an inquiry requested by the Board of Directors and KPMG regarding certain alleged activities that KPMG believes are likely illegal acts. Because of this, KPMG believes that (i) the alleged illegal acts could materially impact the consolidated financial statements to be issued and (ii) it is no longer able to rely on management's representations and is unwilling to be associated with the consolidated financial statements prepared by management. The Company disagrees with KPMG's conclusion, for the reasons set forth more fully in Exhibit 99.2 and 99.3 which are incorporated by reference to the August 2nd Form 8-K. Prior to July 26, 2002 and the submission of the resignation letter, KPMG did not give the Board of Directors an opportunity to discuss the subject matter of the disagreement with KPMG. The Company has authorized KPMG to respond fully to the inquiries of a successor accounting firm concerning the subject matter of the disagreement.

        During the period up to KPMG's resignation, KPMG did not provide the Company with a report, written or oral, or any further detail as to any findings or conclusions of KPMG with respect to the alleged illegal acts. KPMG did not disclose to the Company any basis or reasoning for KPMG's view of the nature or quality of the investigation conducted on behalf of the Company with respect to the alleged illegal acts. Although KPMG has been offered and given unlimited access to the Board of Directors of the Company and the special counsel that conducted the investigation of the relevant facts surrounding the alleged illegal acts (the "Independent Investigator"), KPMG has not met with the Board. KPMG has provided certain summary level information to the Independent Investigator regarding KPMG's concerns and the basis for its decisions subsequent to delivering its resignation letter on July 26, 2002.

        The report prepared by the Independent Investigator concluded that no illegal acts had been taken by any representatives of the Company and that there were no material accounting irregularities found as a result of the investigation.

        As a result of KPMG's resignation, the Company has not yet filed its Annual Report on Form 10-K for the year ended March 31, 2002, nor has the Company filed its Quarterly Report on Form 10-Q for the quarter ended June 30, 2002. The Company has not yet determined whom it intends to appoint as its independent public accountants on a going forward basis. Upon making such appointment, the Company will file a subsequent Current Report on Form 8-K in accordance with the requirements of that form.

        On August 16, 2002 the Company received a copy of letter written by KPMG to the Securities and Exchange Commission (the "KPMG Response") responding to the disclosures made in Item 4 of the August 2nd Form 8-K. A copy of the KPMG Response is filed herewith as Exhibit 16.1.

        In that letter KPMG notes three exceptions to the Company's statements under Item 4 of the August 2nd Form 8-K. With respect to the statements in Item 1 in the KPMG Response, the Company notes that at an Audit Committee meeting on May 1, 2002, KPMG verbally addressed the Audit Committee regarding items noted in KPMG's September 20, 2001 letter. At that time KPMG noted a number of items listed in the September 20, 2001 letter had been remedied. KPMG also noted that certain divisions acquired by the Company during the fiscal year ended March 31, 2002 had adequate accounting controls and that the technology and pharmacy businesses that included information for the fiscal year ended March 31, 2001 were a much smaller component of the Company's current business activities. Based upon KPMG's verbal communication to the Audit Committee on May 1, 2002 and the Company's internal review, the Company believes that, with the exception of matters relating to the composition of the Audit Committee, the reportable events identified in KPMG's September 20, 2001 letter have been remedied.

        With respect to the statements in Item 2 in the KPMG Response, the Company has nothing to add to such statements by KPMG.

        With respect to the statements in Item 3 in the KPMG Response, based on the statements in subsections (i) and (ii) of Item 3, the Company recognizes that KPMG and the Company have differences of opinion that cannot be reconciled.

Item 5. Other Events.

        Not Applicable

Item 6. Resignations of Registrant's Directors.

        Not Applicable

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      Not Applicable

          (b)   PRO FORMA FINANCIAL INFORMATION.

      Not Applicable

          (c)   EXHIBITS.

Exhibit Number	Description	Location
16.1	Letter from KPMG dated August 16, 2002.	Filed herewith electronically
99.1	Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002.	Previously Filed
99.2	Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002.	Previously Filed
99.3	Letter to KPMG from Gadsby Hannah, dated July 30, 2002.	Previously Filed

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MED DIVERSIFIED, INC. (Registrant)
Date: August 19, 2002	By:	/s/ FRANK P. MAGLIOCHETTI, JR. Frank P. Magliochetti, Jr. Chief Executive Officer

Exhibit 16.1

[LETTERHEAD OF KPMG]

August 16, 2002

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

        We were previously principal accountants for Med Diversified, Inc. (formerly e-MedSoft.com, the "Company") and, under the date of July 23, 2001, we reported on the consolidated financial statements of Med Diversified, Inc. as of and for the year ended March 31, 2001, which report contained a separate paragraph stating "the Company has suffered recurring losses from operations, has negative working capital and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might arise from the outcome of this uncertainty." On July 26, 2002, we resigned as principal accountants for the Company. We have read Med Diversified, Inc.'s statements included under Item 4 of its Form 8-K dated August 2, 2002, and we agree with such statements as they relate to our firm for the period subsequent to our engagement as principal accountants except that:

  1.
  The Company has failed to disclose reportable events relating to material weaknesses and reportable conditions regarding internal control that were identified in conjunction with our audit of the March 31, 2001 financial statements and communicated to the Audit Committee in a letter dated September 20, 2001, as summarized below:

  a.
  The Company did not have an active Audit Committee and was not in compliance with certain rules of American Stock Exchange regarding audit committees.

  b.
  Deficient internal communications and co-ordination between departments resulted in accounting errors with respect to complex transactions entered into by the Company and in their untimely recording.

  c.
  Support for the Company's capitalization of software development costs under Statement of Financial Accounting Standards No. 86, "Accounting for Cost of Computer Software" was deficient.

  d.
  Due diligence in connection with certain acquisitions and other significant transactions entered into by the Company lacked adequate depth, and the finance department had only limited involvement in analysis, such that the Company was not adequately prepared to address various business demands arising from these transactions or to properly evaluate their accounting and financial reporting implications until some time after the transactions were consummated.

  e.
  The Company's Pharmacy Division did not maintain an Accounts Receivable sub-ledger to support the general ledger and did not reconcile balances on a timely basis.

  f.
  The Company was not utilizing a systematic method to review the adequacy of the allowance for doubtful accounts and, prior to adjustments arising from our March 2001 audit, the net realizable value of past-due receivables was materially overstated.

  g.
  The Company's preparation of monthly financial statements and identification of significant financial statement adjustments was not occurring on a timely basis.

    h.
    The Company was not utilizing formal financial and operating budgets and was not preparing formal cash flow forecasts.

    i.
    The Company was not reconciling its intercompany accounts on a regular basis and was not preparing timely bank reconciliations.

  2.
  With respect to the statements in the eighth and ninth paragraphs under Item 4 "regarding certain alleged illegal acts that KPMG believes are likely illegal acts" we agree with such statements to the extent that they are not inconsistent with the contents of our Letter to the Board of Directors of the Registrant from KPMG LLP dated July 26, 2002, included as Exhibit 99.1 to the Company's Form 8-K, except that we neither agree nor disagree with the Company's statement that it disagrees with KPMG's conclusion.

  3.
  With respect to the statements contained in Letter to the Securities and Exchange Commission from the Registrant dated July 29, 2002 and in Letter to KPMG from Gadsby Hannah, dated July 30, 2002, filed as Exhibits 99.2 and 99.3 to the Company's Form 8-K, respectively, we make no comment with regard to statements regarding beliefs, inferences, suppositions, conclusions or allegations regarding KPMG contained therein, because such statements are not pertinent to the information requirements of Item 304 of Regulation S-K, except to affirm that KPMG's actions were both timely and appropriate. With respect to other statements contained therein, KPMG agrees with such statements only to the extent that they are not inconsistent with the contents of our letter referred to above and included as Exhibit 99.1 to the Company's Form 8-K, except that we disagree with statements asserting or implying that (i) KPMG approved Gadsby Hannah as the "Independent Investigator", and (ii) KPMG approved the scope of the Investigation. KPMG had recommended that the Company conduct an independent investigation, but neither approved nor disapproved the appointment of Gadsby Hannah, rather, based on the information provided by the Company, KPMG informed the Company that Gadsby Hannah was acceptable. With respect to the scope of the Investigation, whereas KPMG did have discussions with the Board of Directors, certain Company officials and Gadsby Hannah regarding the objectives of the Investigation, KPMG was not involved in establishing or approving its scope, and thus was not involved in establishing or approving, for example, who would be interviewed, what questions would be raised or which documents would be examined.

Very truly yours,

PROXY—Med Diversified, Inc.
ANNUAL MEETING OF STOCKHOLDERS—SEPTEMBER 9, 2003
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND MAY BE REVOKED AT ANY TIME PRIOR TO EXERCISE

        The undersigned shareholder(s) of Med Diversified, Inc. (the "Company") hereby nominate(s), constitute(s) and appoint(s) Frank P. Magliochetti, Jr. and Edwin A. Reilly, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to each, to attend and act as proxy or proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza Hotel and Resort, 2 Somerset Parkway, Nashua, New Hampshire 03063, on September 9, 2003 at 10:00 a.m., or at any and all adjournments thereof, and to vote as specified herein the number of shares which the undersigned, if present, would be entitled to vote.

1.
Election of Directors. To elect the persons named below to serve on the Board of Directors until the next Annual Meeting of Stockholders and until their successors are elected and have qualified.

All Nominees / /	Withhold Authority for Indicated Nominees / /

Nominees: Frank P. Magliochetti, Jr., Donald H. Ayers, Gregory J. Simms.

TO WITHHOLD AUTHORITY FOR ANY NOMINEE(S), WRITE THAT PERSON'S NAME IN THE SPACE PROVIDED BELOW.

2.
Appointment of Auditors. To ratify the selection of Brown & Brown, LLP as independent auditors for the fiscal year ending March 31, 2004.

/ / FOR	/ / AGAINST	/ / ABSTAIN
3.
Other Business. To transact such other business as may properly come before the meeting and at any and all adjournments thereof. The Board of Directors at present knows of no other business to be presented by or on behalf of the Company or the Board of Directors at the Annual Meeting.

  PLEASE SIGN AND DATE BELOW

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF "FOR" THE ELECTION OF EACH OF THE NOMINEES ABOVE AND "FOR" THE APPOINTMENT OF BROWN & BROWN, LLP AS AUDITORS. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED BY THE PROXY HOLDERS IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS.

        The undersigned hereby ratifies and confirms all the attorneys and Proxies, any of them, or their substitutes, shall lawfully do or cause to be done by virtue hereof, and hereby revokes any and all proxies heretofore given by the undersigned to vote at said Annual Meeting. The undersigned acknowledges receipt of the Notice of said Annual Meeting and Proxy Statement accompanying said Notice.

Dated:

(Number of Shares)
(Please Print Name)/(Signature of Shareholder)
(Please Print Name)/(Signature of Shareholder)

(Please date this Proxy and sign your name(s) as it appear(s). Joint owners should each sign personally. Corporate proxies should be signed by an authorized officer. Executors, administrators, trustees, etc., should give their full titles.)
I (We) do / / do not / / expect to attend the Annual Meeting.

        This Proxy will be voted "FOR" the election of all nominees unless authority to do so is withheld for all nominees or for any individual nominee and "FOR" the appointment of Brown & Brown, LLP as auditors.

QuickLinks

EXPLANATORY NOTE
GENERAL INFORMATION
EXECUTIVE OFFICERS AND DIRECTORS
Report of Board of Directors with Respect to the Audit Committee
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS
PROPOSAL 1: ELECTION OF DIRECTORS
PROPOSAL 2: RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
VOTING SECURITIES
OTHER BUSINESS
WHERE YOU CAN FIND MORE INFORMATION
Med Diversified, Inc. AUDIT COMMITTEE CHARTER Statement of Policy
SIGNATURES
Exhibit A
KPMG LETTER
SIGNATURES